                                                                   EXHIBIT 10.17

                                AGREEMENT BETWEEN
                                SIMMONS COMPANY,
                          PISCATAWAY, NEW JERSEY PLANT

                                       AND

                        UNITED STEEL WORKERS OF AMERICA,
                                  AFL, CIO, CLC


                     October 16, 2001 until October 15, 2004

                                      INDEX

ARTICLE           TITLE                                                                                        PAGE
-------           -----                                                                                        ----
    I             RECOGNITION AND UNION SECURITY..........................................................      1
                  Employees Covered.......................................................................      1
                  Union Security..........................................................................      2
                  Check-Off...............................................................................      3
                  Information Furnished to the Union Office by Personnel..................................      3
                  Union Representatives' Seniority........................................................      4
                  Leaves of Absence for UNION Business....................................................      4
                  Change in Membership-Officers and Shop Steward of UNION.................................      4
                  Payment for Union Officials Time Spent in Conference
                       With Management....................................................................      4

    II            DISCIPLINARY PROCEDURE..................................................................      4
                  Just Cause..............................................................................      4
                  Interview and Hearing...................................................................      4
                  Good Faith Duties.......................................................................      5
                  Correction of Offense...................................................................      5
                  Disciplinary Policy.....................................................................      5
                  Automatic Discharge - Three (3) Warning Notices.........................................      5
                  Retention of Documentation..............................................................      5

    III           GRIEVANCE PROCEDURE AND ARBITRATION.....................................................      6
                  Grievance Procedure.....................................................................      6
                  Grievances - Step 1.....................................................................      6
                  Grievances - Step 2.....................................................................      6
                  Grievances - Step 3.....................................................................      7
                  Resolution by Default...................................................................      7
                  Arbitration of Disputes.................................................................      7
                  Selection of Arbitrators................................................................      7
                  Authority of Arbitrator.................................................................      8
                  Expedited Arbitration...................................................................      8

    IV            HOURS OF WORK AND PREMIUM PAY...........................................................      9
                  Work Week...............................................................................      9
                  Overtime Hours..........................................................................      9
                  Saturday and Sunday Work................................................................      9
                  Availability for Scheduled Work.........................................................      9
                  Overtime................................................................................     10
                  No Pyramiding...........................................................................     10
                  Shift Schedule..........................................................................     11
                  Changes in Shift Schedule...............................................................     11

ARTICLE           TITLE                                                                                        PAGE
-------           -----                                                                                        ----
                  Lunch Periods...........................................................................     12
                  Payment for Work During Lunch Period....................................................     12
                  Rest Periods............................................................................     12
                  Requests to Report to Work Without Prior Scheduling.....................................     12
                  Shift Preferences.......................................................................     12
                  Employees Sent Home Early or Absent Due to Lack of Orders...............................     13
                  Shift Premiums..........................................................................     13
                  Reporting Pay...........................................................................     13

    V             NO STRIKE - NO LOCKOUT..................................................................     13

    VI            MANAGEMENT RIGHTS CLAUSE................................................................     13

    VII           SENIORITY...............................................................................     14
                  Accumulation of Seniority...............................................................     14
                  Termination of Seniority................................................................     14
                  Layoff..................................................................................     15
                  Furlough................................................................................     15
                  Return to Former Classification.........................................................     16
                  Changes in Return to Former Classification..............................................     16
                  Interviews at Personnel for Employees Involved in a Layoff..............................     16
                  Presence of UNION Delegate During Layoff Interviews.....................................     16
                  Requests Not to be Returned to Certain Types of Work....................................     16
                  Determination of Layoffs................................................................     17
                  Layoff Notices..........................................................................     17
                  Notice of Recall........................................................................     17
                  Change of Address.......................................................................     17
                  Reasons for Absence to be Reported to Personnel by Employees............................     17
                  Probationary Period.....................................................................     18
                  Procedure on Filing Open and New Jobs...................................................     18
                  Procedure on Filling Temporary Jobs.....................................................     20
                  Temporary Employees.....................................................................     21
                  One (1) Year Freeze After Return to Former Classification...............................     21
                  Refusal to Accept Return to Former Classification When Opening Occurs...................     21
                  Refusal to Accept Job After Having Bid Successfully.....................................     21
                  Seniority of Employees Who Bid or Transfer Prior to Layoff .............................     21
                  Employees Who Bump Into a Classification When a Layoff Occurs ..........................     22
                  Increases and Decreases in Production - Notification to Shop Stewards ..................     22
                  New and Transferred Employees - Training Period And Rate ...............................     22
                  Training Program on New Jobs............................................................     22
                  War Emergency...........................................................................     22

ARTICLE           TITLE                                                                                        PAGE
-------           -----                                                                                        ----
                  Seniority Bonus.........................................................................     23

    VIII          WAGES...................................................................................     23
                  Reactivation of Old Classifications.....................................................     23
                  Establishment of New Classifications....................................................     23
                  Rate for Borrowed Man...................................................................     24
                  Average Rate Computation................................................................     24
                  Work Wait Compensation..................................................................     24
                  Conditions Beyond Control of COMPANY....................................................     26
                  Employees Borrowed as a Lead Person.....................................................     26
                  Inventory...............................................................................     27
                  Rehiring on Unfamiliar Work.............................................................     27

    IX            STANDARD ALLOWED HOURS..................................................................     27
                  Incentive Compensation Plan.............................................................     27
                  New or Varied Jobs and Operations.......................................................     28
                  Standard Allowed Hour...................................................................     28
                  Written Confirmation and Effective Date of SAH..........................................     29
                  Procedural Interpretation of Section....................................................     29
                  Grievances Regarding Incentive Standards................................................     30
                  Availability of Time Study Data.........................................................     31
                  Union Time Study Engineer...............................................................     31
                  Standard Data...........................................................................     31

    X             PAID HOLIDAYS...........................................................................     32
                  Holidays Observed.......................................................................     32
                  Eligibility for Holiday Pay.............................................................     32
                  Holiday Pay - Employees Absent Due to Illness or Accident...............................     33
                  Holiday Pay.............................................................................     33
                  Holidays During Approved Vacation.......................................................     33
                  Multiple Holidays on Same Day...........................................................     33
                  Holidays on Sunday......................................................................     33
                  Holidays on Saturday....................................................................     33
                  Pay Rate................................................................................     33
                  Overtime and Premium Pay................................................................     33
                  Monday Holidays.........................................................................     34

    XI            PAID VACATIONS..........................................................................     35
                  Vacation................................................................................     35
                  Scheduling of Staggered Vacations.......................................................     36
                  Eligibility.............................................................................     36

ARTICLE           TITLE                                                                                        PAGE
-------           -----                                                                                        ----
                  No Accumulation.........................................................................     36
                  Shift Premium...........................................................................     36
                  Pay For Quits And Discharges............................................................     36
                  Rate to be Used for Computing Vacation Pay..............................................     36
                  Vacation Pay - Leaves of absence - Layoff...............................................     36

XII UIU PENSION TRUST.....................................................................................     37

XIII              UNITED STEELWORKERS HEALTH AND WELFARE FUND.............................................     38
                  Benefit Plan(s).........................................................................     38
                  Contribution Rates......................................................................     38
                  Eligibility.............................................................................     39
                  Employee Contributions..................................................................     39
                  Sickness and Health and Life Insurance..................................................     40
                  Payment of Contributions................................................................     40
                  Coverage................................................................................     40
                  Election of Category of Coverage and Right to Change....................................     40
                  Requirements............................................................................     40
                  Hold Harmless...........................................................................     41
                  Reinstatement of Coverage...............................................................     41
                  Part Time Employees.....................................................................     41
                  Audit Rights............................................................................     41
                  Availability of Benefits................................................................     41

XIV JURY SERVICE  ........................................................................................     42

XV  BEREAVEMENT PAY.......................................................................................     42
                  Definition..............................................................................     42
                  Payment.................................................................................     42

XVI BULLETIN BOARDS.......................................................................................     42
                  Bulletin Boards.........................................................................     42
                  Posting of Notices......................................................................     42

XVII              MILITARY CLAUSE.........................................................................     43

XVIII             EMPLOYEE BIRTHDAY PAY...................................................................     43

XIX EQUAL EMPLOYMENT OPPORTUNITY..........................................................................     43

XX  LEAVES        ........................................................................................44

ARTICLE           TITLE                                                                                        PAGE
-------           -----                                                                                        ----
                  Sick Leave..............................................................................     44
                  Injury in Course of Employment..........................................................     44
                  Employees on Leaves of Absence - Seniority Rights.......................................     44

XXI MISCELLANEOUS ........................................................................................     45
                  Foul Weather Clothing...................................................................     45
                  New Piece of Equipment - Displacement of Personnel......................................     45
                  Supervisor's Working....................................................................     45
                  Premium Payment - Successful Bidders Not Assigned to New Jobs...........................     45
                  Pay Shortages...........................................................................     45
                  Rotation of Employees - Overtime and Department Shutdown................................     46

XXII              MODIFIED DUTY WORK HARDENING PROGRAM....................................................     46

XXIII             SAVING CLAUSE...........................................................................     46
                  Separability............................................................................     46
                  Federal and State Laws..................................................................     47

XXIV              SEVERANCE AND PLANT CLOSINGS............................................................     47

XXV               DURATION AND TERMINATION AGREEMENT......................................................     47
                  Effective Date..........................................................................     47
                  Entire Agreement........................................................................     47
                  Modification or Termination.............................................................     47

XXVI              CONTRACT RE-OPENER......................................................................     48

                  SIGNATURES..............................................................................     49

                  APPENDIX I..............................................................................     50

                  APPENDIX II.............................................................................     51

                  APPENDIX III............................................................................     52

                  APPENDIX IV.............................................................................     53


                              PISCATAWAY AGREEMENT

                                          Language from Piscataway Supplement
                                          Language from Master Agreement

                                    AGREEMENT

                  This Agreement, made and entered into this 16th day of October, 2001, by and between Simmons Company, 365 Randolphville Road Piscataway, New Jersey, 08854, signatory hereto, party of the first part, hereinafter referred to as the Company and the United Steelworkers of America, AFL, CIO, CLC, (hereinafter referred to as the Union) on behalf of its Local Union No. 420, hereinafter referred to as the Union.

                                   WITNESSETH

                  NOW, THEREFORE, in consideration of the promises and of mutual covenants and AGREEMENTS of the parties hereinafter set forth, the parties do hereby agree as follows:

                                    ARTICLE I

                         RECOGNITION AND UNION SECURITY

         1.01 The UNION and the COMPANY shall cooperate to promote the welfare of the COMPANY and efficiency of its factory operations. It is also the intention of the parties to provide an orderly procedure between the EMPLOYER and the UNION and, therefore, all AGREEMENTS or understandings concerning hours, wages and working conditions between the EMPLOYER and the employees covered by this contract are to be made by the EMPLOYER with the UNION as the representative of said employees. No individual employee or group of employees, nor member of the COMPANY shall have the authority to abridge or modify this AGREEMENT in any manner.

         1.02 EMPLOYEES COVERED. The persons covered by this contract include all the employees described in Appendix I and II which is made a part hereof who are production employees of the Company employed in its Piscataway, NJ Plant excluding watchmen, office janitors, maintenance department employees, truck drivers, tool makers, machinists, supervisors, porters, matrons, main office, clerical, and maintenance helpers.

         1.03     UNION SECURITY.

                  (a) The Company agrees that as a condition of employment all employees in the bargaining unit shall become members of the Union after the thirtieth day of their employment or thirty (30) days after the execution date of this AGREEMENT, whichever is later. All employees who become members of the Union shall remain members of the Union in good standing by proper tender of dues and initiation fees during the term of this AGREEMENT.

                  (b) The Union agrees to accept into membership and make membership available to all employees upon the same terms and conditions generally applicable to other members without discrimination.

                  (c) Within five (5) days after receipt of written notice from the Union that any employee has failed, pursuant to the terms of this Article, to tender payment of the regular dues and initiation fee uniformly required as a condition of acquiring or retaining membership in the Union, the Company shall discontinue its employment of such employee. The Company shall not be required by the Union to discontinue the employment of any employee for any other reason.

                  (d) Upon demand by the Union that an employee be discharged because he is delinquent in the payment of his regular dues or initiation fee, the Company shall promptly notify the employee that his discharge has been demanded and the employee shall have a reasonable time as determined by the Union in which to rectify the matter before the discharge is placed in effect. If the discharge of an employee is effected by the request of the Union pursuant to paragraphs a, b, c, or d of this section, the Union agrees to indemnify the Company from any final determination of liability for this action if, prior to the discharge, the Company sends an overnight letter to the District Director notifying him of the requested discharge. Failure of the District Director to respond by Overnight mail within five (5) days will be deemed concurrence with the local Union request.

                  (e) The Company shall have the exclusive right to hire and shall be the sole judge of the requirements and qualifications of each applicant until the completion of the probationary period set forth in section 7.15 of this AGREEMENT.

                  (f) The provisions of this section shall be applicable only to the extent permitted by applicable state and federal law.

                  (g) No Union member shall be compelled to train employees of a non-Union shop.

         1.04 CHECK-OFF. The COMPANY, where so authorized and directed by an employee in writing, not less than thirty (30) days from the effective date of this agreement for present employees, and not less than fifty (50) working days from start of employment for new employees, upon an authorization form, will deduct monthly dues, including initiation fees and lawful assessments, as designated by the constitution and by the International Secretary/Treasurer The initiation fee for newly hired employees, after the probationary period shall be $10.00.

                  Monthly dues for a member shall be an amount equal to $1.3% of the said member's total earnings during the month, provided that monthly dues shall not be less than $5.00 and provided further that monthly dues shall not be more than 2.5 times the member's average hourly earnings. For lump sum payments, dues shall be calculated separately by applying the 1.3% to such payments.

                  All dues remittance shall be mailed to the International Secretary/Treasurer, at United Steelworkers of America, Five Gateway Center, Department 1880, Pittsburgh, Pennsylvania 15278. Each remittance shall be accompanied by a list setting forth the names of those from whom the amounts of dues and initiation fees were deducted.

         1.05     INFORMATION FURNISHED TO THE UNION OFFICE BY PERSONNEL

                  (a) All jobs posted for bid purposes on the Bulletin Board and the results of bidding thereon.

                  (b) A copy of the Personnel Action Form each time such list issues.

                  (c)      The results in writing of each layoff interview.

                  (d) Copies of all completed "Return to Former Classification Form."

                  (e) The UNION shall receive copies of all bulletins posted on the COMPANY bulletin boards for the general information of the employees.

                  (f) The COMPANY will give the UNION a copy of the various average rates when such lists are presented to the various employees.

                  (g) The COMPANY will, semi-annually, on demand, publish a Plant Seniority List which will include classifications and provide a copy of such list to the Local Union.

                  (h) PERSONNEL TURNOVER. The Company will continue to provide the UNION with labor turnover sheets in the manner they presently do.

         1.06 UNION REPRESENTATIVES' SENIORITY. For the purpose of layoff only, Officers of the UNION and UNION Stewards, where they have departmental jurisdiction shall head the seniority list during their respective term of office. Limit the appointment of department stewards to one steward per shift.

         1.07 LEAVES OF ABSENCE FOR UNION BUSINESS. An employee, while on a leave of absence for UNION business, shall be included in any personnel changes, in line with their seniority, and shall have the same right of job selection as if they were working. While on such leave of absence they shall be replaced by a temporary employee.

         1.08 CHANGE IN MEMBERSHIP-OFFICERS AND SHOP STEWARD OF UNION. It is agreed that the COMPANY will be notified immediately of any change in membership of the officers and Shop Stewards of the UNION. In the event it becomes necessary to lay off employees, the COMPANY will give the layoff list to the particular Shop Steward involved before posting same on bulletin board.

         1.09 PAYMENT FOR UNION OFFICIALS TIME SPENT IN CONFERENCE WITH MANAGEMENT. Union Officials shall be paid at their previous quarter average hourly rate as computed in Section 8.08 of this AGREEMENT. Time spent in conference with the Company pertaining to negotiations of a new contract or subsequent hearings before any Federal or Governmental Agencies pertaining to such contract, shall be compensated for by the Union. Two Union Representatives will be paid by the Company at each's average rate for Steps 2 & 3 for time lost for the first 12 grievances in a contract year.

                                   ARTICLE II

                             DISCIPLINARY PROCEDURE

         2.01 JUST CAUSE. The Company shall not discharge, suspend, or otherwise discipline any employee except for just cause, or as provided in Section 1.03(d).

         2.02 INTERVIEW AND HEARING. In the event that disciplinary action involving loss of wages (suspension and/or discharge) is taken against any employee, the employee involved must be given an interview concerning such disciplinary action, in which he must be represented by a Shop Steward or an officer of the Union.

                  The Union representative will be informed prior to the disciplinary action being taken and must be given an opportunity (not to exceed fifteen (15) minutes) to discuss the case with the affected employee and to participate in the interview with the Company concerning the matter. The interview may be of very short duration and shall not be construed as part of the grievance procedure, as described in Article III of this Agreement, inasmuch as the primary function of the interview is to make certain that a Union representative is aware of the discipline and that the employee knows precisely what he or she is disciplined for.

                  In cases of physical altercation or where the employee is not on Company premises at the time of the disciplinary action, the interview will be dispensed with.

                  A discharged employee shall be entitled to a hearing before the Company Plant Labor Relations Committee at 10:00 a.m. on the day following his discharge, provided the employee is notified of the hearing and is physically able to attend, at which time the merits of the case will be discussed between the Union and the Company.

                  In the event an employee is unable to attend or the Union is unable to find such employee, the hearing may be held in abeyance for a period of one (1) week. If the hearing is delayed because of unavailability of the employee, the Company is not liable for any wage during such period.

         2.03 GOOD FAITH DUTIES. No employee acting in the capacity of a Union officer or Union representative shall be disciplined for carrying out in good faith his duties under the provisions of this Agreement or as permitted by applicable law.

         2.04 CORRECTION OF OFFENSE. Once an individual is reprimanded and the offense is not committed again for a period of twelve (12) months, the employee shall be considered to have corrected himself. This shall not include such serious offenses as no-strike clause violations, insubordination, stealing, cheating, physical assault, damaging Company property, and poor quality.

         2.05 DISCIPLINARY POLICY. SIMMONS corporate view is that the disciplinary procedure is not designed to punish employees, particularly for less serious offenses, but, rather, to educate, correct and train people as effective team members who can be counted on to give reliable productive performance.

                  Finally, time itself is the best measure of correction in any individual, regardless of job or authority. In the situation of the lesser offenses as contrasted with the more serious offenses described in Section 2.04, each manager is cautioned with the need to believe that the employee has corrected his problem in the event there is no repetition of such within one year of the last infraction. In that event, the process is to begin anew.

         2.06 AUTOMATIC DISCHARGE - THREE (3) WARNING NOTICES. The parties agree to a progressive disciplinary program by where an employee may be automatically discharged after receipt of three (3) written reprimands of same offense in a continuous twelve (12) month period.

         2.07 RETENTION OF DOCUMENTATION. The COMPANY agrees to retain all warning notices or memos or disciplinary action for a reasonable length of time for UNION inspection. Evidence of poor workmanship must be retained for UNION inspection whenever feasible, but in no event to exceed forty-eight (48) hours after a copy of the warning notice of bad works is given to the UNION. Reprimands must be issued and the UNION copied no later than one (1) week after the infraction.

                                   ARTICLE III

                       GRIEVANCE PROCEDURE AND ARBITRATION

         3.01     GRIEVANCE PROCEDURE

                  A. It is the intent of the parties to this Agreement that the grievance procedure hereby established shall serve as a means for the prompt disposition and amicable settlement of such grievances as may arise between the Company and its employees or the Company and the Union.

                           A grievance is defined as any dispute (excluding discharges for those employees in probationary period) between the Company and employee(s) or between the Company and the Union over the application, interpretation, or alleged violation of an express provision of this Agreement, where applicable.

                  B. Should any grievance arise between the Company and any of the Company's employees involving a work assignment, the employee involved shall continue to perform the assignment in question while the grievance is being processed unless it will endanger his life, limb, or safety, or that of other employees or where the contract expressly disavows cessation of such assignment.

                  C. The aggrieved employee may discuss the matter with the employee's immediate supervisor and Union representative if requested. Any resolution by the supervisor or steward shall not act as a precedent in future cases.

         3.02 GRIEVANCES - STEP 1. If the grievance is not settled in verbal discussion described in Section 1(C) above, the grievance shall be reduced to writing on forms to be made available for such purpose, with each form signed and dated by the aggrieved employee and/or his designated Union representative. The designated Union representative shall present the grievance form to the supervisor within five (5) working days from the date of the occurrence or knowledge of occurrence. The grievance shall specify the incident involved, the facts or alleged facts relied upon to support the contention of the employee, the section of this Agreement relied upon, where applicable, the interpretation requested by the grievant; and shall show on its face the date of the incident. The supervisor has two (2) workdays to answer.

         3.03 GRIEVANCES - STEP 2. A grievance not settled at Step 1 shall be presented to the Operations Manager and/or the Human Resource Manager within three (3) work days from the Step 1 answer. The Operations Manager and/or Human Resource Manager within two (2) days shall meet and discuss the matter with the employee and a Union representative. The Operations Manager and/or Human Resource Manager shall then have three (3) work days to answer.

         3.04 GRIEVANCES - STEP 3. If a settlement is not obtained in Step 2, the grievance shall be referred to the Company's Vice President - Human Resources, or his designated representative, as Step 3 by the Local Union representative within five (5) working days from the date of the reply under Step 2. The International Representative of the Union shall meet with the Company's Vice President - Human Resources, or the representative he designates, within a reasonable time (not to exceed thirty (30) calendar days). A written answer by the Company to the grievance considered at such meeting shall be given to the International Representative of the Union within five (5) working days after such meeting.

                  If an employee is needed as witness in the process of Step 1 or 2 by the Union, it is understood that any pay lost by the witness or others resulting from his/her absence from work will be reimbursed by the Union.

         3.05 RESOLUTION BY DEFAULT. Failure on the part of either party to respond to any step within the grievance procedure within the time limits established by this Article will resolve the grievance against the party failing to respond. Resolution by default, however, shall not establish a precedent for similar grievances. Time limits may be extended by mutual written agreement. Whenever time limits are set out in this Article, they shall be work days exclusive of Saturdays, Sundays, and holidays recognized by this Agreement.

         3.06 ARBITRATION OF DISPUTES. If the grievance is subject to arbitration as provided herein and all conditions in Section 3.01 above have been satisfied, including the applicable time limits, then the Union on behalf of the aggrieved employee or aggrieved employees may, within ten (10) calendar days of the Company's answer in Step 3, file a written request to the Operations Manager or his designee that the grievance be submitted to arbitration for determination pursuant to this Article.

         3.07 SELECTION OF ARBITRATORS. Within ten (10) calendar days after the Union files its written request for arbitration pursuant to Section 3.06 above, the Company or the Union may write either the Federal Mediation and Conciliation Service or the American Arbitration Association to request that it submit a panel of seven (7) arbitrators. The Union shall notify the Company of its first strike, and each party shall then alternately strike one name until only one-name remains who shall be designated as the impartial arbitrator. Either party reserves the right to reject the entire panel prior to any striking of arbitrators and to request one additional panel of arbitrators per grievance.

                  In the event the Union and the Company are unable to agree to a base rate on a new classification as provided in Section 8.06 the dispute may be appealed to arbitration for determination by a qualified time study arbitrator.

                  Appeals under the Standard Allowed Hour Formula as described in Article IX, if warranted, shall be carried to arbitration under the above-described procedure; however, in this instance, the Impartial Chairman of the Arbitration Board must be a qualified time study engineer.

         3.08 AUTHORITY OF ARBITRATOR. In interpreting and applying the provisions of this Agreement and in making findings of fact, the arbitrator's interpretation and application must be in accord with the spirit and letter of this Agreement and any amendments thereto. The function of the arbitrator shall be judicial rather than legislative in nature. No arbitrator shall have the jurisdiction or authority to add to, take from, nullify, or modify any of the terms of this Agreement or any amendments or Letters of Understanding applicable thereto. In no event shall any of the Company's rights ever be deemed or construed to have been modified, diminished, or impaired by any past practice or course of conduct except where contained in an express provision of this Agreement.

                  The arbitrator shall be bound by the facts and evidence submitted to him/her in the hearing and may not go beyond the terms of this Agreement in rendering his/her decision. No such decision may include or deal with any issue not directly involved in the grievance submitted to him/her or with any matter which is not expressly made subject to arbitration by the terms of this Agreement. No decision of the arbitrator shall require the payment of an hourly rate different from the applicable one negotiated by the parties and expressly set forth in this Agreement. The decision of the arbitrator shall be in writing and such decision shall be final and binding upon the parties when rendered upon a matter within the authority of the arbitrator and within the scope of the matters subject to arbitration as provided in this Agreement and in accordance with the procedures specified in this Agreement.

         3.09 EXPEDITED ARBITRATION. The Union or the Company may invoke the expedited grievance procedure, as distinguished from the ordinary grievance procedure, in the event an employee is discharged, suspended, disqualified from a job, disciplined for failure to meet production standards, loss or reduction of earnings or in the event there is a seniority dispute. Such request shall be asserted in writing, by next day mail, given to the other party. The parties will each select three (3) arbitrators who are either American Arbitration Association or FMCS arbitrators to serve on an expedited arbitration panel. Two of the six arbitrators SHALL BE QUALIFIED TIME-STUDY ENGINEERS AND ALL ARBITRATORS selected for the panel must be willing to accept the contractual conditions for expedited arbitration. The party requesting the expedited grievance procedure shall immediately contact the American Arbitration Association headquarters (New York City) to request the first available arbitrator from the pre-agreed panel of six (6) arbitrators (see Appendix III) who can hear the case within seven (7) calendar days of the request.

                  The arbitrator shall hold an arbitration hearing as expeditiously as possible, but in no event later than seven (7) calendar days after receipt of said notice. The decision of the arbitrator shall issue forthwith and in no event later than three (3) days after the conclusion of the hearing unless the grieving party agrees to waive this time limitation with respect to all or part of the relief requested. The arbitrator's written opinion will follow within thirty (30) days and such decision shall be final and binding on both parties.

                  All costs for the hearing and service of the arbitrator designated herein, or for any other person selected pursuant to the aforementioned procedure, shall be borne by the parties jointly. Each party will bear the expense of its representatives and for the presentation of its own case.

                                   ARTICLE IV

                          HOURS OF WORK AND PREMIUM PAY

         4.01 WORK WEEK. For the purpose of computing overtime pay, eight (8) hours shall constitute a day's work; forty (40) hours, from Monday through Friday inclusive, shall constitute a week's work.

         4.02     OVERTIME HOURS.

                  A. All authorized time worked before regular starting time and/or after regular quitting time, including authorized time worked during the regular lunch period, shall be paid at time and one-half the average straight time hourly earnings as computed in
                           Section 8.08 reflecting the earnings for the week in which the overtime is worked.

                  B. Anyone reporting to work after their regular staring time will receive overtime pay only upon completion of eight (8) hours work.

         4.03 SATURDAY AND SUNDAY WORK. All work on Saturday as such will be paid at time and one-half. Also, double time will be paid for all work performed on Sunday, except in the case of any shift beginning in the preceding day and continuing into Sunday. Double time shall be paid to employees who are scheduled to work and perform work on a holiday.

         4.04 AVAILABILITY FOR SCHEDULED WORK. Employees must be available for all work scheduled, regular or overtime. An employee who did not receive notice of overtime on his or her previous shift worked shall not be compelled to work overtime on that particular day (except for those employees on vacation or approved leave of absence). Employees who have a valid reason may be excused by management from working regular or overtime work at any particular time.

                  A. OVERTIME. Except for plant security, continuous shift operations, emergency, or maintenance, the COMPANY will not require production employees to work in excess of 10 hours per day on Monday, Tuesday, Wednesday, and Thursday, 8 hours on Friday, and/or in excess of 8 hours on Saturday, provided, however, that no employee will be compelled to work more than two consecutive Saturdays, except for the five (5) peak months IDENTIFIED BY THE COMPANY. In those five
                           (5) peak months, employees shall be available for Saturday work when production schedules so require. A tentative schedule for these five (5) peak months will be given by December 15th. In the event any of these five peak months need to be changed, a sixty (60) day notice will be given.

                  B. During the months described above the UNION committee and the Operations Managers have the authority to agree to further enhance the varying starting times for selected operations in order to satisfy the scheduling needs for quick turn deliveries as well as to further ensure prompt delivery to customers. Three
                           (3) days notice is also required for such change.

                  C. Production on Sundays and holidays and in excess of the hours described in (a) above may be performed by volunteers but will not be mandatory.

                  D. If a holiday falls on Friday, then Saturday work shall be performed by volunteers.

         4.05     OVERTIME.

                  A.       Time and one-half shall be paid for the first four
                           (4) hours overtime on any of the weekdays of the regular work week, Monday to Friday inclusive. Any overtime beyond four (4) hours in the regular work day shall be paid for at the rate of double time. All work performed on Saturday shall be compensated for at time and one-half such rate of pay for the first eight (8) hours. Double time shall be paid for all work performed on Saturday, in excess of eight (8) hours. All work performed on Sunday shall be compensated at double time. Pieceworkers shall be paid for these irregular hours at the average hourly earnings for the week during which the overtime occurs.

                  B. Friday Overtime - Employees can be scheduled for no more than two hours overtime on Fridays provided:

                           (1) notification is received on the previous shift;

                           (2) the employee is not compelled to work on Saturday; and

                           (3) Peak Activity Overtime - At times of peak production requirements, Saturday overtime may be necessary. Twice per calendar year the Company can require working no more than six (6) consecutive Saturdays. The Company will notify the Union at the earliest possible moment of the need for working more than two (2) consecutive Saturdays.

         4.06 NO PYRAMIDING. There shall be no pyramiding of any premium or overtime pay under this Agreement for the same hours worked. Where one or more premiums or overtime rate is payable, the single higher rate shall be paid.

         4.07 SHIFT SCHEDULE. The following is the usual shift schedule. The shift schedule below will be modified to permit local plant management to vary the starting time up to one hour either before or after the described normal starting time for those operations needed to balance the flow of work without penalty of overtime premium. The COMPANY is required to give seven (7) calendar days notice of such change in writing to the UNION as well as posting such on the Bulletin Board and giving notice to the individual involved. Failure to give seven (7) days notice for shift varying times will not release the COMPANY from payment of overtime premium pay. When it is necessary to temporarily assign an employee, or group of employees, from a permanent shift assignment to take care of customer demands, the UNION may mutually agree with the COMPANY to the adjustment of shift hours and reasonable notice ("Reasonable" means by the end of the prior working day) will be given to the employee(s) involved without penalty of overtime premium.

                  Three (3) shifts - When three (3) shifts are to be worked in any Department, the following schedule shall be observed.

                  A. On the first shift, all workers will report at 7:00 a.m. and work until 3:00 p.m. with a half-hour lunch period.

                  B. The second shift shall be from 3:00 p.m. to 11:00 p.m. with a half-hour lunch period.

                  C. The third shift shall be from 11:00 p.m. until 7:00 a.m. with a half-hour lunch period.

                  Two (2) shifts - When two (2) shifts are to be worked in any Department, the following schedule shall be observed.

                  A. On the first shift, all workers will report at 7:00 a.m. and work until 3:30 p.m. with a half-hour lunch period.

                  B. The second shift shall be from 3:30 p.m. to 12:00 midnight with a half-hour lunch period.

                  One (1) shift - When one (1) shift is to be worked in any Department, the following schedule shall be observed.

                  A. Workers will report at 7:00 a.m. and work until 3:30 p.m. with a half-hour lunch period.

         4.08 CHANGES IN SHIFT SCHEDULE. In the event it becomes necessary to deviate from the above stated starting or quitting times, the COMPANY and the UNION shall by mutual AGREEMENT decide such change in shifts as might become necessary for their mutual welfare. The COMPANY and the UNION will also by mutual AGREEMENT decide when it becomes necessary to change the shift of an employee or group of employees in any emergency.

                  It is the AGREEMENT of the parties that no change in shifts can be established until seven (7) days after said change has been mutually agreed upon by both parties.

         4.09     LUNCH PERIODS.

                  ONE SHIFT:       On a one-shift schedule there shall be a
                                    lunch period from 12:00 noon to 12:30 p.m.
                                    without pay.

                  TWO SHIFTS:       On a two-shift schedule, the lunch period
                                    for the first shift shall be from 12:00 noon to 12:30 p.m. The lunch period for the second shift shall be from 7:30 p.m. to 8:00 p.m. Both lunch periods on a two-shift schedule are without pay. If the start time for the second shift is 4:30 p.m., then the lunch period will be from 8:30 p.m. to 9:00 p.m.

                  THREE SHIFTS:     On a three-shift schedule, the lunch period
                                    for the first shift shall be from 12:00 noon to 12:30 p.m.; second shift from 7:30 p.m.
                                    to 8:00 p.m.; third shift from 3:00 a.m. to 3:30 a.m.

Whenever three (3) shifts in department by classification are necessary, each shift shall be paid for eight (8) hours work with one half-hour lunch period included. Pieceworkers shall be paid at their weekly average hourly rate for one-half hour lunch period. Hourly workers shall be paid their hourly rate for the one-half hour lunch period.

         4.10 PAYMENT FOR WORK DURING LUNCH PERIOD. In the event that an employee is asked to work through their normal lunch period, they will receive time and one-half payment for such time.

         4.11 REST PERIODS. It is agreed that two (2) rest periods of ten (10) minutes will be given during any shift. The schedule for rest periods is as follows:

                  1st Shift:        9:20 a.m. to 9:30 a.m. - 2:20 p.m. to 2:30
                                    p.m.

                  2nd Shift:        5:30 p.m. to 5:40 p.m. - 10:00 p.m. to 10:10
                                    p.m. If the second shift begins at 4:30
                                    p.m., the first break will be from 6:30 p.m.
                                    to 6:40 p.m.


                  3rd Shift:       1:00 a.m. to 1:10 a.m. - 5:00 a.m. to
                                   5:10 a.m.

         4.12 REQUESTS TO REPORT TO WORK WITHOUT PRIOR SCHEDULING. In the event that an employee is requested to report to work on a day when they are not regularly scheduled to work they shall receive compensation from the regular reporting time of their assigned shift, even though they may be required to report at a later time. However, in the event that an employee is requested to report at a time earlier than the regular starting time of his assigned shift, they shall be compensated from his actual starting time, as outlined in this agreement.

         4.13 SHIFT PREFERENCES. Shift preference will be given to employees presently working on a classification before requisitions for additional employees are sent to Personnel Department.

         4.14 EMPLOYEES SENT HOME EARLY OR ABSENT DUE TO LACK OF ORDERS. In the event an employee has been sent home before the normal end of their shift, or told not to report for work because of lack of orders, and other employees, nevertheless, perform operations normally assigned to their classification, the COMPANY will compensate the employee who worked short hours the amount of earnings lost because of substitute performing work in his absence.

         EXAMPLE #1: If substitute closed three (3) mattresses, employee who lost work will receive the three (3) piecework tickets.

         EXAMPLE #2:       If a substitute dayworker worked one (1) hour,
                           employee who lost work will receive one (1) hour's pay.

         4.15 SHIFT PREMIUMS. Employees assigned to work on the second or third shift shall be paid a shift premium of twenty (20) cents per hour.

         4.16 REPORTING PAY. When an employee reports for work at the regular starting time of his shift without previous notice not to report and his regular work is not available for him, he will receive a minimum of four (4) hours work or pay, provided, however, that at the Company's option, he/she may be assigned to another job for any portion of said four (4) hours, in which event he will be paid at average rate as computed in Section 8.08 for whatever time is spent at that job. The Company shall have no liability regarding the above paragraph in the event of a breakdown of power outside of plant or if inside of plant and not maintained by the Company, a general plant fire, Act of God, Act of Public Enemy, or because of conditions beyond the control of the Company.

                                    ARTICLE V

                             NO STRIKE - NO LOCKOUT

                  Neither the Union nor any of the employees in the bargaining unit covered by this Agreement will collectively, concertedly, or individually encourage, engage in, or participate in, directly or indirectly, any strike, deliberate slowdown, stoppage, or other interference with production of work during the term of this Agreement; and the Company during the term of this Agreement will not lock out any of the employees covered by this Agreement.

                                   ARTICLE VI

                            MANAGEMENT RIGHTS CLAUSE

                  The Union recognizes the right of the Company to conduct its business, to operate its plants, and to direct the working forces in such manner as it sees fit but not inconsistent with the terms of this Agreement and it is understood that the Company retains all management rights not specifically covered by this Agreement.

                                   ARTICLE VII

                                    SENIORITY

                  The COMPANY recognizes the principle of seniority among its employees and agrees that all layoffs occasioned by lack of work and recalls from layoff shall be by seniority as herein provided.

         7.01 ACCUMULATION OF SENIORITY. Seniority shall continue and accumulate while the employee is continuously employed by the Company and during the following periods of absence from work:

                  (a) Up to twelve (12) months in case of disability or illness;

                  (b)      During the first twelve (12) months of layoff;

                  (c)      During military service;

                  (d) When an employee is elected or appointed to a Union office, such employee shall be given a leave of absence in writing for the term of his office or any renewal thereof. The Union shall give the Company two
                           (2) weeks prior notice in such situation;

                  (e) The manner of return to employment shall be as provided herein.

                  (f) To be eligible for a leave of absence, an employee must have completed the probationary period provided in Section 7.15 and the leave request must be in writing.

         7.02 TERMINATION OF SENIORITY. Seniority shall terminate for the following reasons:

                  (a)      When an employee resigns;

                  (b)      When an employee is discharged for just cause;

                  (c) When the employee is laid off longer than twelve (12) months, except for right of recall as described below. If an employee is laid off longer than the twelve (12) months, he/she shall have recall rights for an additional six (6) month period without loss of seniority. This additional six (6) month grace period for recall purposes only may not be extended for any other purpose and shall not be credited toward accumulation of seniority;

                  (d) When an employee's absence due to disability or illness exceeds five (5) years;

                  (e) When an employee is recalled to work and does not return to work as provided in section 7.12;

                  (f) If an employee falsifies any information given in connection with a leave of absence; and

                  (g) When an employee obtains other employment while on an approved leave of absence.

         7.03 LAYOFF. When a layoff occurs the youngest employee in point of service, in the classification, shall be laid off. That employee may apply their seniority against the youngest employee in point of service provided he/she is qualified. In the event this option is not available and less senior employees are still working, this employee shall have the option of applying his/her seniority against the youngest employees in point of service in their department or in the plant. Any employee laid off for lack of work shall have his/her name placed on a surplus labor list. If an employee's seniority has been broken, his/her name should be removed from such list.

         7.04 FURLOUGH. In order to provide a more reasonable work schedule for senior employees when hours are shortened due to lack of orders, the plant or operations manager will have the responsibility of placing on furlough those junior employees who are not needed to fill the daily production schedule. The furloughed employees will be placed on surplus labor so as to make them eligible for unemployment benefits during such furlough period, if otherwise eligible. It is understood that a furlough may be for any length of time provided such does not exceed four (4) continuous weeks at any given time, unless the furlough occurs on the first work day of a given month, in which case the furlough cannot exceed three (3) consecutive weeks. For recordkeeping purposes, the president for Local #420 or his appointee will be notified of such furlough by letter signed by the involved plant or operations manager.

                  In the event variation in customer demands requires employees to return from furlough earlier than announced, such return shall be by seniority unless the senior employees are unavailable. In such event, the COMPANY liability shall be limited to notification to the UNION that such employee either could not be reached by telephone or was unavailable because of other commitments. Because State Unemployment rules pay reduced benefits for partial unemployment, the plant or operations manager will project furlough time in multiples of five (5) working days. ANY FURLOUGH can be triggered at any day of the week. For example, if a holiday falls on Tuesday, the COMPANY will declare the furlough to begin Wednesday and continue through for a continuous minimum of five (5) working days.

         7.05 RETURN TO FORMER CLASSIFICATION. Employees who are laid off and maintain employment in work other than their regular classification will be given preference to their regular type of work by filling in the application "Return to Former Classification." This application will be honored in line with seniority before "Bids" are accepted by the COMPANY.

                  Employees laid off, who desire to be returned to their regular classification, must request their return to that particular type of work at the time of the layoff and applications covering same must be forwarded to the Personnel Office.

         7.06 CHANGES IN RETURN TO FORMER CLASSIFICATION. Employees desiring a change in their Return to Former Classification may do so, provided they previously have held or have had proven ability in that classification and provided that no requisitions have been sent to the Personnel Department indicating vacancies currently exist in that classification.

         7.07 INTERVIEWS AT PERSONNEL FOR EMPLOYEES INVOLVED IN A LAYOFF.

                  A. Employees who are interviewed at the Personnel Office in the course of a regularly scheduled layoff shall be paid in the following manner:

                           (1) Those who come from home, whether they be pieceworkers or dayworkers shall be granted the half hour pay at their average hourly rate.

                           (2) Employees who leave their jobs to go to the Personnel Office shall be paid full average rate from five (5) minutes before the time indicated on the posted interview schedule until five (5) minutes following the end of the interview.

         7.08 PRESENCE OF UNION DELEGATE DURING LAYOFF INTERVIEWS. The President (or their designee) of Local 420 will be the single designated member of the UNION in all layoff counseling regardless of size. The representative of the Personnel Office who will do the interviewing shall determine where they want to conduct the layoff interviews. In view of the fact that the UNION is furnished complete copies of all layoff and bump lists as soon as they are compiled, no grievance over layoffs or bumps will be entertained if the grievance is not submitted at least eight (8) working hours before the interviewing will commence.

                  The COMPANY will agree to the UNION request for presence of a translator during the interview of an employee considering job change, provided such translator has the necessary language skill and the cost to the COMPANY as well as absence of employees from work is de minimis. COMPANY suggests ten (10) minutes as adequate.

         7.09 REQUESTS NOT TO BE RETURNED TO CERTAIN TYPES OF WORK. An employee being laid off who is eligible to bump or take an open job may have the option of taking the available job or taking a layoff. This option shall be expressed in writing at the time of layoff and at that time the employee may elect not to be called for specific types of work or a specific shift and they shall be by-passed when employees are needed for those named occupations or shift. If an employee elects to take a layoff, the COMPANY will not protest their claim for unemployment benefits. Once an employee who exercised any of the above options is on layoff, he/she may not change this option during the period of layoff and shall be recalled only to the jobs indicated in the option. If he/she did not exercise an option at the time of layoff, the employee must accept the first open job he/she is recalled to in line with seniority. Any employee on layoff who refuses a job he/she previously indicated acceptance of recall to, will be terminated as not available for employment.

                  A form will be developed to indicate the employee will accept any job for which he/she is recalled in line with seniority, except as otherwise indicated in writing. The UNION will receive a copy of exceptions. Recognizing language problems and the possibility of misunderstanding a layoff recall status, it is agreed that any employee who desires to change his recall option may do so providing such change of option is expressed in writing with acknowledgment by the UNION President and the Labor Relations MANAGER no later than thirty (30) working days following the notice of layoff.

         7.10 DETERMINATION OF LAYOFFS. When the hours of work fall below thirty-two (32) hours per week for four (4) consecutive weeks subsequent to a furlough and when the UNION Executive Board requests a layoff the layoff shall take place in accordance with Section 7.03.

         7.11 LAYOFF NOTICES. On a permanent layoff the COMPANY will give a notice of five (5) working days. A permanent layoff is when an employee is laid off for more than five (5) working days.

         7.12 NOTICE OF RECALL. An employee on layoff who is recalled for work will be notified by overnight mail. Failure to report to the Employment Office within forty-eight (48) hours after receipt of notice to report will terminate seniority.

                  Overnight letters to the employee being recalled will read:

                           "Job available. UNION Contract requires you report
                  within 48 hours." The burden of proving delivery of notice by overnight mail to his last known address shall solely be that of the COMPANY.

         7.13 CHANGE OF ADDRESS. It will be the duty of employees to keep the COMPANY advised of any change of residence. Any employee who fails to do so or who fails to respond to the notice in Section 7.12 shall have no recall rights to the then available job, but his seniority will not be forfeited until the UNION has been notified of his failure to respond in which event the UNION will have five (5) days in which to locate said employee. Failure on the part of the UNION to locate him/her within the above five (5) days will mean forfeiture of all seniority rights by the employee involved.

         7.14 REASONS FOR ABSENCE TO BE REPORTED TO PERSONNEL BY EMPLOYEES. It is the responsibility of each employee to immediately report the reasons for their absence to the Personnel

Office. Any employee who does not report for work and does not report the reason for their absence to the Personnel Office for three (3) consecutive working days will be terminated. After the second day of no report, the COMPANY will notify the UNION of the pending termination. Extenuating circumstances will be reviewed by the COMPANY on an individual basis.

         7.15 PROBATIONARY PERIOD. New employees shall be considered probationary employees during the first sixty (60) calendar days of service with the COMPANY and may be discharged for any reason during this period with or without cause. If retained in employment after the expiration of the sixty (60) day probationary period, the seniority rating of new employees shall commence with the first day of their last employment with the COMPANY.

         7.16 PROCEDURE ON FILLING OPEN AND NEW JOBS.

              A. REQUISITION SENT TO PERSONNEL OFFICE: Requisition showing number of employees required, department and classification is filed with the Personnel Office.

              B.     RETURNS TO FORMER CLASSIFICATION HONORED FROM ACTIVE
                     PAYROLL: Personnel Office honors "Return to Former Classification" claims involving employees presently on the payroll.

              C.     RETURNS TO FORMER CLASSIFICATION HONORED FROM SURPLUS LABOR
                     LIST: Failing to find applications from Step B, the Personnel Office will go to the surplus labor list and select employees by Return to Former Classifications and seniority to fill the open job.

              D. JOB POSTINGS: Failing to find applicants for Step C, the COMPANY will then post the job available and the method of compensation on the Bulletin Board located in non-smoking and smoking cafeteria bulletin boards, but bids must be hand delivered to human resources office. Selection will then be open for bid by eligible employees in line with seniority. The above notice is to appear on the Bulletin Board for a period of thirty-three (33) hours. All applications unless otherwise provided will be considered on basis of seniority. If, after expiration of thirty-three
                     (33) hours, no employee has applied for the open job, the COMPANY shall hire from the Surplus Labor List. COMPANY agrees to make every effort to notify the UNION of successful bidders as promptly as possible after bids have been received for the job posted. Any employee assigned to a job under the above procedure does not have seniority rights for the purpose of layoff unless such employee has demonstrated his ability to work piecework for five (5) consecutive days before that expiration date.

              E. EMPLOYEES LAID OFF PRIOR TO THIRTY (30)-DAY WORKING PERIOD ON NEW CLASSIFICATION: It is understood that in the event that there shall be no "Return to Former Classification" submitted by eligible employees, preference shall be given to employees who have written a Return to Former Classification who were not eligible because they were laid off or bumped prior to having served the thirty (30) day working period required on that classification. Failing to find applicants by the above outlined procedure, the COMPANY will then contact employees from the Surplus Labor List in line with their seniority, regardless of classification except as provided in Section 8.09(g).

              F.     EMPLOYEES WITH LESS THAN TWELVE (12) MONTHS SENIORITY:
                     Employees with less than twelve (12) months seniority:

                     (1)    are not eligible to bid for open jobs, and

                     (2) may only remain on the surplus labor list for a period not to exceed length of service. If the Company should call back the laid off employee within one year after the original hire date, the employee will maintain their original hire date.

              G. NEW EMPLOYEES ON PAYROLL: Employees not eligible to bid will be given preference on open jobs as against newly hired employees, provided they have had six (6) months service with the COMPANY; provided further that they indicate in writing an interest in changing their job to the Employment Office and they now work. An open job shall be deemed to exist when a requisition for help is unfilled by the Employment Office through Return to Former Classification or bid or by preference of the employees on the Surplus Labor List when interviewed.

              H. JOB FREEZE: Any employee accepting a job through the above-outlined procedure must remain on that particular job for a period of one (1) year before they may apply for another type of work.

              I. NEW EMPLOYEES NOTIFIED OF LAYOFF: Employees currently on the payroll who are otherwise frozen to their classification shall be eligible to bid provided they have been officially notified of a layoff or are on the subject to bump list. Employees on a sick leave are eligible to bid. There is no obligation to give such employee any notice other than that posted above.

              J.     CHOICE OF JOBS IN CONJUNCTION WITH BIDDING PROCEDURE:
                     Eligible employees when bidding for posted jobs will be allowed up to three (3) choices of jobs in any one day. When two (2) or more jobs appear on the board open for bidding, eligible employees will be allowed to make three
                     (3) choices, Choice 1, 2, and 3. The bid forms will be clearly marked in print: Choice 1, Choice 2 and Choice 3.

              K. WITHDRAWAL OF BIDS: Any employee having bid and desiring to withdraw his/her bid may do so by dropping a written notice at the human resources office before the final posting of the successful bidder. This written notice shall consist of the special form indicating the change by the employee.

              L. COMBINATION OF CLASSIFICATIONS: Upon mutual AGREEMENT between the COMPANY and the UNION, there shall be a combination of classifications as warranted by production schedules. When daywork classifications are involved in this combination, the employee will receive the pay of the highest classification. In the event that an employee bumps into a dual or combined classification he may request as his "Return to Former Classification" the classification of the employee he replaced. Failing to reach an AGREEMENT on the combining of jobs the layoff will be held in abeyance.

              M. DISQUALIFICATION OF EMPLOYEES: Any employee disqualified three (3) times as incapable of performing a job shall be terminated from employment. Physical disqualifications are counted for this purpose unless: if the third disqualification is the employee's first PHYSICAL disqualification, then that employee will be placed on surplus labor.

              N. JOB CANCELLATIONS BY DIVISIONAL SUPERINTENDENT: In the event posted jobs have been bid for and are canceled by the plant or operations manager, preference shall be given to the successful bidders at the next job opening provided the next job opening occurs within a period of one hundred eighty (180) days from the original posting. The successful bidder shall be entitled to sign a "Return to Former Classification" which shall be effective for a one hundred eighty (180) day period. Their thirty (30) day qualifying period shall begin with the first day they are assigned to the job bid for. Should the employee successfully bid on another job within the one hundred eighty (180) day period, they shall relinquish all rights to the first job bid for.

              O. CANCELLATION OF BID BY SUCCESSFUL BIDDER: In the event a successful bidder cancels their bid prior to having worked on the job, preference shall be given to the remaining unsuccessful bidders.

      7.17  - 1      PROCEDURE ON FILLING TEMPORARY JOBS

              A. Where an employee obtains a temporary job by bid and the job is made a permanent job, preference will be given to the aforesaid employee.

              B. In selection of employees for temporary jobs, it is understood that if a job shall last for a period of less than sixty (60) working days, any employees from Surplus Labor may be assigned to the job. However, the Company may mandate the least senior employee on the surplus list to take the temporary job, if no employee accepts it.

              C. When laid off, all employees filling temporary jobs are to have the right to bump the youngest in the Plant by qualification.

              D. Company will permit a temporary employee to be bumped if there is a layoff in the classification held by the employee on a leave of absence if the bumping employee has more seniority than the temporary employee and is a qualified employee. Changes when necessary will be made as soon as possible. The Company agrees to note the employees on leave of absence on the record of the substitute in each instance.

       7.17 - 2      TEMPORARY EMPLOYEES

              A. Temporary employee will receive no benefits, pension, holidays, or vacation payment.

              B. The Company will not have temporary employee as long as there are permanent employees on surplus.

              C. If a temporary employee is transferred to a permanent employee, their seniority date will be considered their original hire date, as long as there was no break in service between the transfer.

         7.18 ONE (1) YEAR FREEZE AFTER RETURN TO FORMER CLASSIFICATION. Any employee returning to their former classification must remain on that particular job for a period of one (1) year before another bid will be recognized by the COMPANY. Exception to the preceding sentence: Employees who have two or more years of continuous service return to a former classification without a freeze and be free to bid.

         7.19 REFUSAL TO ACCEPT RETURN TO FORMER CLASSIFICATION WHEN OPENING OCCURS. Any employee who has a "Return to Former Classification" form made out and refuses to accept the Former Classification when the opening occurs will be ineligible to bid for a period of one (1) year.

         7.20 REFUSAL TO ACCEPT JOB AFTER HAVING BID SUCCESSFULLY. Any employee who is the successful bidder for an open job and refuses to accept the job will be ineligible to bid for a period of six (6) months.

         7.21 SENIORITY OF EMPLOYEES WHO BID OR TRANSFER PRIOR TO LAYOFF. Employees who bid or have been transferred immediately prior to a layoff must meet the following requirements in order to enjoy regular seniority privileges:

              A. PIECEWORKERS: An employee must have demonstrated their ability to work piecework for five (5) consecutive days within thirty (30) days. Any partial day or days when an employee is told to go home because of no work shall be considered as working days. This time must be worked prior to the date the layoff occurs. Holidays coming within this period of time will be considered as days worked. The effective date in determining when the thirty (30) day trial period starts will be the day the employee files their bid in the Employment Office or in the case of transferred employees, the date on which the employee has been notified they are going to be transferred.

              B. In addition, a pieceworker must be earning piecework and performing satisfactory work for the payroll week previous to the date on which the layoff notice is given, regardless of the number of days on the classification.

              C. Dayworkers must have been in an assigned classification for five (5) working days prior to the day on which the layoff occurs. Holidays coming within this period of time will be considered as days worked.

              D. ALL EMPLOYEES: Employees who bid or were transferred and cannot meet the requirements in items A, B, and C, will be the first employees taken off classification when a layoff occurs and they will have the right to replace the youngest employee in the plant, in accordance with the Labor Agreement unless the bidding employees fail to qualify for said classification.

         7.22 EMPLOYEES WHO BUMP INTO A CLASSIFICATION WHEN A LAYOFF OCCURS. Any employee who bumps into a classification immediately prior to a layoff on that classification will not have the seniority privileges of such classification if he has not made piecework and is not performing satisfactory work for the payroll week immediately prior to the date on which the layoff notice is given. In the event such employee is laid off they shall be eligible to bump the youngest employee in the plant. Employees who exercise this right to bump will have at least five (5) working days layoff so that sufficient layoff notice can be given to the employee who is to be bumped. Should the above employee be subsequently disqualified on the job held by the youngest employee in the plant they will go to the Surplus Labor List.

         7.23 INCREASES AND DECREASES IN PRODUCTION - NOTIFICATION TO SHOP STEWARDS. The President of the Local or their appointee will be notified of any increase or decrease in production. New employees will be introduced to the departmental Shop Steward.

         7.24 NEW AND TRANSFERRED EMPLOYEES - TRAINING PERIOD AND RATE. All new and transferred (bid, bump, roll or promoted) employees must earn the training rate of their jobs within ninety (90) days from the time of their employment and perform satisfactory work by meeting inspection standards in order to maintain employment. Those who do not show progressive improvement during the ninety (90) day period will be laid off. Employees who are recalled, transferred, bid, bump or roll to another incentive job shall immediately receive the training rate described in this Agreement where such training rate is provided or his/her incentive earnings for such job, whichever is higher. Any employee who is recalled, transferred, bids, bumps or rolls to a day work job shall immediately receive the top rate for the classification of said job.

         7.25 TRAINING PROGRAM ON NEW JOBS. The training program as described in Appendix II may be extended by mutual AGREEMENT between the UNION and the COMPANY.

         7.26 WAR EMERGENCY. In the event of a war emergency, the parties agree to discuss revision of the seniority provisions of this AGREEMENT for the purpose of providing for such revision as may be necessary because of the employment conditions then existing.

         7.27 SENIORITY BONUS. All employees with eighteen (18) years or more of continuous seniority will be granted a seniority bonus of one (1) week's pay either at Christmas or at the time of their vacation, as the employee chooses.

                                  ARTICLE VIII

                                      WAGES

         8.01 A general wage increase of Thirty-five (35) cents per hour will be granted effective October 16, 2001. The increase will be applied to the previous quarterly average and paid effective November 1, 2001. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

         8.02 A general wage increase of Thirty (30) cents per hour will be granted effective October 16, 2002. The increase will be applied to the previous quarterly average and paid effective November 1, 2002. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

         8.03 A general wage increase of Thirty (30) cents per hour will be granted effective October 16, 2003. The increase will be applied to the previous quarterly average and paid effective November 1, 2003. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

         8.04 A general wage increase of Thirty (30) cents per hour will be granted effective October 16, 2004. The increase will be applied to the previous quarterly average and paid effective November 1, 2004. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

                  Effective October 16, 2001, in addition to the general increases, there will be an adjustment of one-dollar, thirty ($1.30) cents per hour for the Cutting Type 2 and an adjustment of twenty-five ($.25) cents per hour for the Truck Loaders.

All retroactive increases will be implemented upon receipt of the signed executed complete labor agreement.

         8.05 REACTIVATION OF OLD CLASSIFICATIONS. Whenever an obsolete classification is reactivated, it is understood that all intervening wage adjustments shall automatically be added to the original rate thereof.

         8.06 ESTABLISHMENT OF NEW CLASSIFICATIONS. In the event it becomes necessary to establish a new classification, the COMPANY and the UNION shall meet for the purpose of reaching AGREEMENT as to the rate for such classification.

                  The COMPANY and the UNION, in an attempt to reach an AGREEMENT, shall take into consideration similar classifications in the plant previously or presently in existence.

                  If the parties fail to reach an AGREEMENT within three (3) working days, the resolution of the rate will be moved to expedited arbitration (in accordance with the procedure outlined in Section 3.09 [Expedited Arbitration]). The COMPANY will assign a temporary employee at his average rate to the new classification who shall perform the operation until such time as an AGREEMENT is reached or is resolved by arbitration. When the rate of the disputed classification is agreed upon or resolved as provided above, the job will be filled in accordance with the terms as set forth in this AGREEMENT.

         8.07 RATE FOR BORROWED MAN. When an employee is borrowed for the convenience of the COMPANY and given a type of work to perform other than the type of work at which he/she is (normally) employed, then his/her rate shall be his/her average hourly earnings rate, provided such average rate is greater than his/her earnings on incentive or the day work rate for the work being performed.

                  A. No job may be filled by borrowed personnel for more than sixty (60) days during any twelve (12) month period except by mutual AGREEMENT between the COMPANY and the UNION, except in situations in which the training period exceeds sixty (60) days.

         8.08 AVERAGE RATE COMPUTATION. Individual average hourly earnings rates for employees working in incentive classifications will be computed quarterly by dividing the total number of hours that the incentive worker has worked, including average rate payment, if any, into the total straight time earnings of that individual. The hours shall include the total hours of any incentive worker except those hours when the worker is in a holiday or vacation status, or time working any classification other than the worker's own. A copy of such average hourly earnings shall be made available to the Union. Each year the Company will advise the Union, in writing, the specific dates which determine the period of earnings on which averages are based.

                  In the event an employee has not established an average hourly rate due to the fact that the employee has not worked during the immediately preceding calendar quarter, then the employee's average rate shall be equal to the employee's average rate for the last quarter the employee worked.

         8.09 WORK WAIT COMPENSATION

              A. It is agreed that if, due to absenteeism, mechanical failure, or lack of materials, components, or supplies, a pieceworker is required to wait for any continuous period of more than ten (10) minutes time, he/she shall be compensated in accordance with the following paragraphs for the time lost, except in circumstances covered by paragraph
                     (B) of this section. If, due to absenteeism, mechanical failure, or lack of materials, components, or supplies, a pieceworker is required to wait for any period of less than ten (10) minutes, he/she shall not be compensated for the time lost as hereinafter otherwise provided.

              B. In all instances, a pieceworker must notify his/her own supervisor, or if his/her is not available, another supervisor, of the fact that he/she cannot work because of absenteeism, mechanical failure, or is waiting for materials, components, or supplies. A pieceworker's work wait status shall commence when he/she notifies a supervisor who shall forthwith record the time. The employee shall be advised of the times recorded by the supervisor. If in exceptional cases a pieceworker requires a period longer than two (2) minutes to locate a supervisor, time spent looking for a supervisor up to a maximum of five (5) minutes shall be added to their compensable work wait time.

              C. The supervisor shall give the employee a duplicate slip within twenty-four (24) hours.

              D. Any pieceworker who reports to a supervisor that he/she is in a work wait status within five (5) minutes of the starting of his/her shift rest period (e.g. 9:15 a.m. or 5:25 p.m.) will be compensated in accordance with sub-paragraph (E) of this Section only for the duration of time in a work wait status occurring after the end of that rest period.

                     Any pieceworker who reports to his/her supervisor that he/she is in a work wait status within ten (10) minutes of the starting time of his/her shift lunch period (e.g. 11:50 a.m. or 7:20 p.m.) will be compensated in accordance with the following paragraphs only for the duration of time in a work wait status occurring after the end of that lunch period. Any pieceworker who reports to a supervisor that he/she is in a work wait status within fifteen (15) minutes of the end of his/her regular shift or overtime quitting hour shall not be compensated for work wait occurring within this last fifteen (15) minute period. A pieceworker who at the beginning of his/her shift discovers that he/she is in a work wait status must notify a supervisor immediately.

              E. It is agreed that if a pieceworker is required to wait for any period and IS ASSIGNED to another job for the work wait period, he/she shall be compensated for the duration of the time lost on his/her regular job due to waiting at one hundred percent (100%) at his/her average hourly rate for the preceding quarter. It is agreed that if a pieceworker is required to wait for any period of more than ten (10) minutes continuous time and IS NOT ASSIGNED to another job, he/she shall be compensated for the duration of time lost due to waiting at eighty-five percent (85%) of his/her average hourly earnings rate. The decision to assign or not to assign a pieceworker in a work wait status to another job for any work wait period shall be made entirely at the COMPANY'S discretion and option.

              F. Wherever two or more employees are regularly compensated as a group for work performed, and one or more individuals of that group do not report for work and the COMPANY assigns an "experienced employee" as a substitute, all members of the group will be compensated on the established piecework basis. An "experienced employee" shall be one who has worked in that classification within four (4) months prior to the date of substitution and has a minimum of ninety
                     (90) days satisfactory experience in that classification as hereinbefore set forth in Section 7.24. In the event the COMPANY is unable to assign an "experienced employee" as a substitute for an absent member of the regular group, the regular members of the group shall be compensated at their average hourly earnings rate for the preceding quarter, or their actual piecework earnings, whichever is higher.

              G. When an employee regularly operates more than one machine and one or more of his machines is not operative due to absenteeism, mechanical failure, or lack of materials, components, or supplies and a piecework price has been established for the production of the number of machines remaining in an operative condition, the employee shall be compensated for the value of the production of the operative machine at this same established piecework price with no additional compensation on account of the inoperative machines.

                     When an employee regularly operates more than one machine and one or more of his machines is not operative due to absenteeism, mechanical failure, or lack of materials, components, or supplies and no piecework price has been established for the production of operative machines, the operator will receive the sum total of the piecework value of the production, of the operating machines at the regularly established multi-machine piecework price, plus that production of the total work wait compensation per machine computed in accordance with the provision of this work wait section as that number of machines in an inoperative condition bears to the total number of machines regularly operated by the employee.

         8.10 CONDITIONS BEYOND CONTROL OF COMPANY. It is agreed that the COMPANY shall have no liability regarding the above provisions in the event of a breakdown of power outside the Plant or if inside of Plant and not maintained by the COMPANY, General Plant Fire, Act of God, Act of Public Enemy, or because of conditions beyond the control of the COMPANY. It is agreed that in the event of power failure employees will stand by until instructed by the COMPANY to go home or return to work. Employees will be paid their base rate for up to the first hour of the wait under this Section.

         8.11 EMPLOYEES BORROWED AS A LEAD PERSON

              A. Any employee who is borrowed as a lead person is to receive his/her average rate plus $1.75 per day in addition to $1.00 per hour, for every hour such employee is engaged in such capacity.

              B. Any employee appointed by the Company to lead person shall receive a special bonus of fifty cents ($.50) per hour for all such work.

              C. Pay for lead persons will be included in vacation and holiday pay.

         8.12 INVENTORY.

              A. In selecting the employees needed for inventory purposes, preference will be given to the dayworkers. Company may assign unqualified dayworkers to material handling, cleaning, etc. Selection of pieceworkers for inventory purposes will be on a volunteer basis by department, provided however that in the event there are insufficient volunteers the COMPANY will assign the least senior pieceworkers on a departmental basis. Pieceworkers while working on inventory will be paid the material handler's rate.

              B. Dayworkers will be paid the rate of their classification or the inventory rate as indicated on Appendix I, whichever is the higher.

              C. Pieceworkers will receive the material handler rate indicated on Appendix I. This rate shall be marked "special" so it will not affect the computation of the average rate.

         8.13 REHIRING ON UNFAMILIAR WORK. When an employee is laid off and rehired on a type of work other than that which he/she normally performed, and in the event that a standard method has not been established, the employee will receive his/her average hourly rate for the preceding quarter for the type of work until such time as the SAH is submitted.

                                   ARTICLE IX

                             STANDARD ALLOWED HOURS

         9.01 INCENTIVE COMPENSATION PLAN. It is agreed that the Company, at any time, may install an incentive compensation plan in any operation, job, or variation of any operation or job where, in its judgment, such a plan is practicable. When an incentive program is implemented the Company will provide the incentive earnings opportunity for the Plant as a whole that will approximate the incentive earnings opportunity which existed prior to the implementation of the new incentive program. Such incentive compensation plans, when established, may be made applicable to individuals or groups of individuals and will provide for skilled employees an incentive earnings opportunity for increased productivity. Effective October 15, 1982, the standard allowed hour system will replace the price per piece (piecework) system. It is recognized by the parties, however, that certain bonus plans such as packing, pre-loading, off-bearing, and allocating (shipping), and ultrasonic, etc. may nevertheless continue, inasmuch as special circumstances make it difficult to effect a conversion to SAH at this time. The Standard Allowed Hour System of Payment will be in effect at the Plant.

         9.02 NEW OR VARIED JOBS AND OPERATIONS. If a new job, new operation, or variation of an existing operation is set up, the supervisor shall notify the shop steward and the operator's experience time shall begin on the date of this notification.

                  Whenever time studies are necessary, the floor observations of the Company's Time Study Engineer will be of at least thirty (30) minutes duration in order to assure a representative sample of the job. The operator who is to be time studied or analyzed will be paid his/her average hourly rate until a new standard is submitted.

                  The Company shall select an average operator or as close to average as possible, for time and methods analysis. Average is defined as an operator working at a normal pace, under normal working conditions, with the skills required for the specific job. Until a new standard or incentive value is submitted, the employee who work s on a unit for which there is no standard or standard allowed hour will be paid his/her average hourly rate for such unit.

         9.03 STANDARD ALLOWED HOUR. In all cases, the SAH will be determined by dividing the TOTAL STANDARD MINUTES by a SIXTY (60) MINUTE HOUR.


                                    SAH per piece    =        TSM
                                                              ---
                                                                         60

                  The Basic Rate of the Classification will be as stated herein.

                  The BASIC PRODUCTION EXPECTANCY will be determined by dividing a SIXTY (60) MINUTE HOUR by the TIME PER PIECE at one hundred percent (100%) rating increased by a ten percent (10%) rest, fatigue, and delay allowance (effective 10/16/94, the RFD factor on new or revised standards shall be twelve and one-half percent (12.5%)).

                  Basic Production Expectance          =        60 MINUTE HOUR
                                                                --------------

                                                                        100% Time/Piece Allowance Plus 10% RFD Allowance
                                                                        (12.5% on new or revised standards after 10/16/94)


                  Basic Production Expectance x SAH = Hours Earned
                  Hours Earned x Base Rate = Rate per Hour

                          Example of Incentive Earnings

                      OPPORTUNITY OFFERED BY ABOVE FORMULA

                  1362 SAH    =     TSM OF 8.1738
                                    -------------
                                    60 Minute Hour

                  7.3405 Pieces per hour

                  Basic Production Expectancy                 =        60 MINUTE HOUR
                                                                       --------------
                  (Cycle base minutes)                                 7.4307 (100% Time/Piece) plus
                                                                         .7431 (10% RFD Allowance)
                                                                       -------
                  TSM                                                  8.1731 (Total Standard Minutes)

                  A.       7.3405 pieces/hour 100% at 25% incentive pace equals 9.1756 pieces/hour
                  B.       9.1756 pieces @ SAH .1362 = 1.25 hours earned
                  C.       Base Rate - $6.18
                  D.       1.25 hours earned x Base Rate 6.18 = $7.72/hour
                  E.       Earnings/Hour    7.72
                                            ----
                           Base Rate                 6.18 = 125% incentive
                           Earnings opportunity at +25% incentive pace

         9.04 WRITTEN CONFIRMATION AND EFFECTIVE DATE OF SAH.

              A. It is agreed that, whenever an SAH standard is computed, it shall be submitted in writing to the operator and become effective immediately. This computation may consist of an actual clocking of the work or an analysis of previous standards or records of comparable or similar work. The Company will furnish a complete written prescribed job methods description to the Union whenever new standards or revised standards are submitted. Once such job methods change is submitted in writing, the Company has a ninety
                     (90) day period in which to adjust the time in the event such adjustment is necessary. If such time value is neither adjusted by the Company nor grieved by the Union, neither party can expect revision of such change after the expiration of ninety (90) days. No standard changes can be effected without a written job methods change.

              B. The written confirmation referred to above will indicate whether the standards were developed from a clocking analysis, local plant standard data, or a combination of time study and data.

         9.05 PROCEDURAL INTERPRETATION OF SECTION. Current standards are guaranteed unless the Company makes a change in method, means, process, equipment, production conditions, or product design. Where such change results in an addition to the standard task time, an adjustment will be made to proportionately reflect the change.

                  In those instances where the change results in greater output, the time will be proportionately adjusted to reflect the diminution in task time. Thus, standards will be revised to reflect the changes of the job, operation, or variation of any operation in the degree the change in the task affects the standard upward or downward.

                  Where the change represents less than five percent (5%) of the cycle base minutes, the Company will use standard data from its bank of appropriate basic time study standards in determining the new task time reflecting the change. The Company may restudy the operation in those instances where the elements of work affected by the revised method exceed five percent (5%) of the originally submitted cycle base minutes of the entire task. In those instances where there was no original time study taken, where standards were set by negotiations, or where element breakdown was not measured, or where the additions and deletions are not sufficiently distinct to permit addition or subtraction from work content, the Company will develop time from a restudy of the entire operation. Every time a change of sufficient impact to justify a modification of standard is contemplated, all other changes from the time the standards were last established will, of course, be included in the new measurement of the task. It is contemplated that there will be occasions where preceding and succeeding elements will be affected by change. Similarly, it is contemplated that preceding and succeeding operations for classifications may be affected by a change. In those instances, it will be necessary to measure and modify the impact of such change. Once the appropriate addition or deletion is developed, such time will be translated into an SAH on the basis of current labor grades or basic rates.

                  In order to preserve the integrity of earnings as well as integrity of job methods and product quality, it is agreed that neither the supervisor nor the employee can change the prescribed method of performing the incentive task. All changes and resulting standards, in order to become effective and binding, must be initiated in writing by the Time Study Department. For identification purposes, the Company, on October 15, 1973, installed an administrative procedure on all new time studies which enables a departmental shop steward or other designated Union official to sign a copy of such new standard data or chart issued as a consequence of such new time study.

         9.06 GRIEVANCES REGARDING INCENTIVE STANDARDS

              A. Before submitting any grievance on an SAH standard, the operator will work at the submitted standard for a period of at least thirty (30) calendar days.

              B. If, after thirty (30) calendar days from the date on which the standard is submitted, the operator(s) is not satisfied with the standard, such operator(s) shall have the right of protesting said standard by submitting a written complaint in accordance with the grievance and arbitration procedure of this Agreement, provided this right is exercised within a period of ninety (90) calendar days from the date the standard was originally submitted. Failure to exercise this right of protest within the above described ninety (90) calendar days shall constitute an automatic acceptance of the submitted standard. Whenever a standard has been automatically accepted by failure of the Union to initiate action under the grievance and arbitration procedure within ninety (90) days, no new grievance can be submitted in connection with this particular standard. A resolution of grievances over incentive standards shall be retroactive to the date the protested standard was originally submitted.

              C. If the Company Time Study Department finds no error in the submitted standard and the matter is still in dispute, then it may be processed in accordance with the grievance and arbitration procedure to determine whether or not the standard as established is contrary to the provisions of this Agreement.

              D. It is agreed by the parties hereto that in the case of disputes concerning the accuracy of the Company's clocking analysis the impartial chairman described in Section 3.07 must be a qualified time study engineer. The findings of the impartial chairman shall be final and binding on both parties and shall be retroactive to the date the SAH was originally submitted.

         9.07 AVAILABILITY OF TIME STUDY DATA. The Company agrees that it will conform to the law with respect to making available such time study data as may be needed by authorized Union officials from time to time in the course of processing grievances under this Agreement with regard to incentive standards. It is agreed that such data will not be misused and that it will be kept strictly confidential so as to insure that Company means, methods, and production processes will never be revealed to parties not bound by this Agreement. The Union time study engineer and the Company time study engineer will meet for the purpose of resolving the question of unsupported time study back-up data.

         9.08 UNION TIME STUDY ENGINEER. Whenever a Local Union party to this Agreement desires to have the International Union designated time study engineer visit one of the plants in order to verify Company standards or job content as the consequence of a grievance by that Local Union, the procedures will be as follows:

              A. The Union counsel shall write the Company Senior Vice President - Human Resources suggesting a list of dates a minimum of two (2) weeks prior to the proposed visit.

              B. The Company designee will respond by either selecting from the Union list or by offering alternative dates.

              C. Once the above two (2) designees complete arrangements, they will notify their respective local Company and Union representatives the agreed upon dates for the visit.

         9.09 STANDARD DATA. Consistent with the mutual desire of the parties to minimize or eliminate the grievances and problems now inherent in work measurement via stop watch and also the attendant difficulties occasioned by disagreement over pace determination, the Company will, whenever feasible, set incentive job standards by use of pre-determined, pre-leveled time values, i.e., use of a data bank.

                  To ensure greater objectivity, the Company will detail and define more completely the methods involved in each operation.

                                    ARTICLE X

                                    HOLIDAYS

         10.01 HOLIDAYS OBSERVED. It is agreed that the following holidays shall be granted at the plant of the COMPANY, located in Piscataway, New Jersey:

                                    New Year's Day
                                    Washington's Birthday
                                    Good Friday
                                    Memorial Day
                                    Independence Day
                                    Labor Day
                                    Thanksgiving Day (as proclaimed by the
                                        Governor of the State of New Jersey)
                                    Armistice Day
                                    Christmas Day
                                    M. L. King's Birthday

                   Presidential Election Day - UNPAID HOLIDAY

                                            (1st Tuesday after 1st Monday in
                                    November every fourth year) The day before or after Christmas

         10.02 ELIGIBILITY FOR HOLIDAY PAY

              A. Except as otherwise provided the COMPANY will pay every employee who is in their employ thirty (30) days immediately prior to such holiday and who is not required to perform work in the service of the COMPANY on such holiday at eight (8) times the employee's average hourly earnings for the previous quarter as computed in Section 8.08 for pieceworkers. Dayworkers will be paid eight (8) times the employees' regular hourly daywork rate.

              B. Any employee who receive twenty-four (24) hours notice to work on any of the holidays mentioned in the Article and fails to perform such work will receive no compensation for that day.

              C. That such employee shall have worked eight (8) hours or more during the calendar week in which such holiday occurs and shall have worked the full scheduled day after the holiday unless excused for reasonable cause by management and shall not left the employment of COMPANY or have been discharged prior to such holiday, or on leave of absence.

              D. Any employee required to work on any of the above mentioned holidays will receive double time for work actually performed plus eight (8) hours at his average hourly straight time earnings.

If for reasons beyond the control of the employees of the SIMMONS PISCATAWAY WORKS, the entire plant or any part thereof is shut down for a period of one (1) week during which a paid holiday occurs, in that event eligible employees will receive compensation for paid holidays involved.

         10.03 HOLIDAY PAY - EMPLOYEES ABSENT DUE TO ILLNESS OR ACCIDENT. Pay for illness - Eligible employees who are absent from work due to illness or accident will receive compensation for one (1) paid holiday; those employees with ten (10) or more years service will be entitled to a second paid holiday, said holidays being the first and or second (if applicable) coming after the commencement date of the illness or accident.

         10.04 HOLIDAY PAY. Holiday pay shall be included in the pay check for the pay period in which the holiday falls.

         10.05 HOLIDAYS DURING APPROVED VACATION. When any of the above holidays falls within an eligible employee's approved vacation period and the employee is absent from work during his regularly scheduled work week because of such vacation, the employee shall be paid for such holiday in addition to vacation pay and shall have such day off.

         10.06 MULTIPLE HOLIDAYS ON SAME DAY. If any two (2) or more of the paid holidays shall occur on the same day, the employee will be paid for each of said holidays but shall have only one (1) day off.

         10.07 HOLIDAYS ON SUNDAY. When any of the paid holidays falls on Sunday and the day following is observed as the holiday, the latter day shall be the paid holiday.

         10.08 HOLIDAYS ON SATURDAY. The COMPANY agrees that whenever a holiday falls on Saturday it shall, at the discretion of the Operations Manager, be celebrated on either the preceding

Friday or the following Monday. Notice of the date selected will be posted two
(2) weeks in advance. In the above situation, no work will be scheduled on such Saturday to avoid holiday premium pay.

         10.09 PAY RATE. Holiday pay will be at eight (8) times the employee's average hourly earnings rate as computed in section 8.08 for incentive workers; day workers will be paid at eight (8) times the employees regular day work hourly rate. Shift premium shall be included in holiday pay computation for eligible employees.

         10.10 OVERTIME AND PREMIUM PAY. For purposes of computing overtime and premium pay, holidays herein designated shall be regarded as days worked in the week in which they occur whether or not work was actually performed during such hours.

         10.11 MONDAY HOLIDAYS. In conformance with Federal Law enacted in 1968 and effective 1/1/71, certain Mondays shall be observed as legal holidays, i.e., Washington's Birthday (3rd Monday in February); Memorial Day (last Monday in
May); Labor Day (1st Monday in September); and Veteran's Day (4th Monday in October).

                                   ARTICLE XI

                                 PAID VACATIONS

         11.01 VACATION. The Company will grant paid vacation to employees as follows:

              (a) Employees with from one (1) to three (3) years of continuous service shall receive an annual week of vacation with pay for forty (40) hours if otherwise eligible;

              (b) Employees with three (3) to twelve (12) years of continuous service shall receive two (2) weeks of vacation with pay for eighty (80) hours if otherwise eligible;

              (c) Employees with twelve (12) to eighteen (18) years of continuous service shall receive three (3) weeks of vacation with pay for one-hundred twenty (120) hours if otherwise eligible;

              (d) Employees with eighteen (18) or more years of continuous service shall have the option of taking a fourth week of vacation in lieu of the seniority bonus (section 7.27) if otherwise eligible. Selection of the fourth week will be at a time convenient to the Company.

              (e) Full vacation benefits will be paid to those who are otherwise eligible in the following circumstances:

                     (1) To the employee's estate in the event of the death of the employee;

                     (2) To the employee in the year of his or her retirement.

              (f) The Company will pay one additional week vacation pay at vacation rate for employees with twenty five (25) or more years of seniority with no additional time off.

         11.02 The COMPANY shall establish the actual vacation dates and determine whether or not the vacations shall be either staggered or by Plant shutdown.

                  If the COMPANY decides to stagger vacations they shall be so arranged as not to cause interference with production or create additional expense and the COMPANY will, insofar as possible, arrange the vacation of eligible employees at a time which suits the employee and those having the greater seniority by classification will be given preference in selection of the time of their vacation insofar as possible. If vacations are staggered, period of same will be between January first and December thirty-first. If COMPANY decides to use a staggered vacation system, in the event the anniversary date of hiring shall be the determining factor for eligible purposes.

                  Any employees eligible for a third week of vacation shall receive same at a time selected by MANAGEMENT.

         11.03 SCHEDULING OF STAGGERED VACATIONS. If vacations are staggered, then vacations for eligible employees will be scheduled by classification and seniority in accordance with anticipated production requirements during the period from January 1 to December 31, except that third and fourth weeks of vacation for eligible employees may not normally be scheduled during the months of May, June, July, August and September. Employees shall indicate in writing on a form furnished by the Company their preferences for vacation dates during the month of December of each year. At that time also, employees eligible for a 3rd week's vacation who wish to receive money in lieu of vacation and employees eligible for the seniority bonus who wish to take vacation time off in lieu of the bonus shall so indicate on the form. Vacation time will not be altered except when operational needs are affected by illness. Exceptional cases of third or fourth week vacations during the period of May, June, July, August and September may occasionally be arranged when the Staff Representative can mutually agree to such with the Operations Manager or the Human Resources Manager.

         11.04 ELIGIBILITY. Eligibility for vacation will be determined by measuring the year of earned vacation benefit pay from the anniversary date of hire, rather than by calendar or fiscal year.

         11.05 NO ACCUMULATION. Employees may not accumulate vacation benefits but must take them when eligible. Hardship cases may be considered and money may be taken in lieu of vacation provided the Company will advise the Union of the reason for such prior to payment of the vacation money to the employees involved.

         11.06 SHIFT PREMIUM. Shift premium will be included in vacation pay computation for employees otherwise eligible.

         11.07 PAY FOR QUITS AND DISCHARGES. Quits and discharges will receive pro rata share based on the actual number of complete months worked during the calendar year during which such employee quit or was discharged. Reinstated discharges will receive full vacation benefits they are otherwise eligible for.

         11.08 RATE TO BE USED FOR COMPUTING VACATION PAY. The rate to be used to compute vacation pay shall be the employee's quarterly rate which is in effect at the time of his vacation as computed in Section 8.08.

         11.09 VACATION PAY - LEAVES OF ABSENCE - LAYOFF. Otherwise eligible employees who are in approved leaves of absence or layoff, will nevertheless receive their full vacation benefits provided they actually worked sixty (60) days during the previous calendar year. If the employee did not work sixty (60) days in the previous year, full vacation benefits will be restored after working sixty (60) days in the year vacation benefits are sought.

                                   ARTICLE XII

                                UIU PENSION TRUST

                  UIU Pension Trust provides employees represented by the Union with certain pension benefits as are from time to time determined by the Trustees. The parties to this Agreement desire that the pension benefits now granted and which may hereafter be granted by the Trustees be provided to the employees covered by this Agreement.

                  The Company agrees, therefore, beginning with the month of November 1988, and for each month thereafter for the duration of this Agreement, to contribute, by no later than the tenth (10th) day of each month, to the UIU Pension Trust a sum a money in an amount equal to six percent (6%) of the total gross earnings accrued during the immediately preceding calendar month by all the employees who were covered by this Agreement during the said immediately preceding calendar month, including the total gross earnings of any such employee whose employment was terminated during the said immediately preceding month. The Company shall transmit to said Trust, with each contribution, a "Contribution Report," on the form furnished by the Trust which the Company shall report the names, hire and termination dates as applicable, and total gross earnings of all such employees during such calendar month. The Company further agrees to supply to the Trust such information as may from time to time be requested by it in connection with the benefits provided by said Trust to said employees. The parties agree, however, that the coverage of a newly employed employee shall not begin until the first day of the first calendar month following the expiration of twelve (12) months from the commencement of this employment, meaning that in calculating the contribution due hereunder for the first twelve (12) months of coverage for the said newly hired employee, his/her total gross earnings for the entire preceding twelve (12) months shall be considered. Thereafter, the Company will make contributions each calendar month. This exception for newly employed employees shall not apply in the case of employees who have been previously covered under the UIU Pension Trust in which event the Company shall report such employees and make contributions as required herein beginning with the first calendar month following the date of the commencement of such employment.

                  For the purposes of this clause only, a part time employee is defined as one who is employed to regularly work less than the number of hours established as the regular work week, which definition does not include regular full time employees who are employed to work a full work week but who might be working shorter hours due to lack of work, sickness, etc. Part time employees shall not receive coverage hereunder nor shall their earnings be considered in calculating the contributions due hereunder. For the purposes of accurate record keeping, however, part time employees shall be listed on the contribution report and their total gross earnings shown. Nothing in this clause shall be construed as an affirmation or negation of the Company's right to employ part time employees or as an indication of what other clauses of this Agreement might or might not apply to certain employees.

                  In the event there is a default in the payment of contributions as required herein, the payment thereof may be enforced by either process of law or arbitration and if either suit or arbitration is initiated, the debt owing to the Fund shall be increased to include the cost of suit and/or arbitration and an attorney's commission of ten percent (10%) of the payments then in default.

                  In consideration of the Company's aforesaid contributions to the Trust as herein above provided and for so long as the Company's participation in the Trust is accepted by the Trustees, the Trustees will, beginning with the date of receipt by the Trust of the Company's first said contribution and continuing for such part of the duration of this Agreement as the Company fully complies with the terms of this clause in all respects, extend and make available to employees covered by this Agreement the pension benefits for which such employees are eligible under the Declaration of Trust, as amended from time to time, which is by this reference incorporated herein and made a part hereof. If, during the life of this Agreement, the Company's participation in the Trust is rejected or terminated by the Trustees, this clause shall be null and void and this Agreement shall be reopened and negotiations between the parties entered into, but only as to the subject of the establishment of other benefits in place of the UIU Pension Trust, but at a cost of the Company not to exceed to the cost of the contribution hereunder.

                                  ARTICLE XIII

                       THE UNITED STEELWORKERS OF AMERICA
                             HEALTH AND WELFARE FUND

                  The company will allow retired employees to continue Health Benefits until such time as the retiree reaches Medicare eligible age, provided the Steelworkers Health and Welfare Fund allows such participation, and further provided the retiree pays the full premium for the coverage, and further provided the only obligation or responsibility of the company is to accept and forward the retirees full premium payment to the Fund. The company shall not be liable or any actions under this provision.

                  The company's only responsibility will be to accept payments from retirees and send the payment to the Health and Welfare Fund for the next 24 months, at which time the Steelworkers Pension Fund will begin making the required deduction from the pension payment of the retiree and submitting payment to the Health and Welfare fund.

         13.01 BENEFIT PLAN(S). The parties to this Agreement desire that the benefits now granted by the Board of Trustees of The United Steelworkers Of America Health and Welfare Fund, hereinafter "Fund," in their plan of benefits designated as Medical Plan E, Prescription Drug, Dental Plan, Accidental Death and Dismemberment and Short Term Disability as more fully described in the Participation Agreement be provided to the employees employed in the Union's bargaining unit.

         13.02 CONTRIBUTION RATES. The month for which the contribution is due is referred to as the "benefit month" and the month immediately preceding the benefit month is referred to as the "wage month." The Company shall each and every benefit month make the following monthly contribution to the Fund on each and every eligible employee who elects benefit coverage.

         EFFECTIVE 11/1/2001, THE HEALTH INSURANCE PREMIUMS FOR EMPLOYEES WILL BE AS FOLLOWS:


                  EMPLOYEE ONLY COVERAGE                  MEMBER PLUS ONE               FAMILY
                  ------------------------------------------------------------------------------
                  PPO     $32.00/month                    $  65.00/month                $ 90.00/month
                  Plan E   $85.00/month                   $178.00/month                 $234.00/month

        The cost sharing ratios for any increase in premiums up to the 5% cap shall be the same as the ratios effective November 1, 2001.

                  The Employer and the Union shall have the right to confirm any increase or decrease in contribution rates occurring during the term of this Agreement. The Fund shall provide the Employer and the Union with information, including carrier reports and other source documentation, reasonably necessary to confirm such rate changes. Moreover, if requested the Fund will make a personal presentation on an annual basis of any increases or decreases in contribution rates. Any increase in total insurance premium costs in the second year which exceeds five (5%) percent over the total insurance premium costs in the first year will give the Company the option to cease participation in the USWA Health and Welfare Fund. This same option will apply if the total insurance premium costs in the third year exceed by more than five (5%) percent the total insurance premium costs from the second year and similarly if the fourth year exceeds the third year by more than five (5%) percent. If the Company opts out, the Company and the Union reserve the right to review the plan and mutually determine continuation of coverage through a plan offering comparable coverage.

         13.03 ELIGIBILITY. Eligible employees are all full time employees employed within the Union's bargaining unit who have completed thirty (30) days employment prior to the first calendar day of the benefit month. The term also includes eligible employees who did not work at all during the wage month for any of the following reasons:

                  A. Disability due to sickness or accident, up to a maximum of six (6) months per disability;

                  B.     Vacation; or

                  C. Attendance at Union or fund Convention, seminar or grievance hearing.

                  The Company is not required to make a contribution on an employee whose employment is terminated during the wage month.

         13.04 EMPLOYEE CONTRIBUTIONS. Each such employee must, in writing, authorize the Company to deduct the employee's contributions from the employee's wages and to transmit same to the Fund. When supplied with such a written authorization, the Company agrees to make the required deductions and to promptly transmit same to the Fund. Employee contributions are due at the same time as the Company contributions.

                  Employees who refuse or neglect to provide the Company with the necessary written authorization to deduct the required employee contributions will receive no Fund coverage. In those cases in which an employee has supplied the Company with the required written authorization but because of lack of wages the Company is unable to deduct the employee contribution for a particular benefit month, it is the obligation of the employee to pay, in a timely fashion, to the Company for transmittal to the Fund the required employee contribution. The coverage of such an employee failing to make the required payment on time is automatically terminated. Employee pre-tax co-pay will be deducted on a weekly basis.

         13.05 SICKNESS AND HEALTH AND LIFE INSURANCE. For those eligible employees who do not elect medical and dental coverage during the defined time period, the Company will make a monthly contribution to the Fund of $46.89 for sickness and accident coverage and life insurance coverage as provided by The United Steelworkers Of America Health and Welfare Fund Trust.

         13.06 PAYMENT OF CONTRIBUTIONS. Contributions are due from the Company on the tenth (10th) day of the benefit month, commencing with the month of November 1994 and each and every month thereafter so long as this Agreement is in force.

         13.07 COVERAGE.

              A. HOSPITAL AND MEDICAL BENEFITS. Coverage for newly hired employees and any named dependents will begin on the first
                     (1st) day of the month following completion of thirty (30) days of employment. Previously covered employees shall be covered the first (1st) day of the calendar month following their return to work.

              B. DISABILITY BENEFITS. Newly hired employees shall be eligible for sixty percent (60%) indemnity payment if disabled after completing six (6) months of employment.

              C. These provisions for newly hired employees shall not apply in the case of those employees who have been "previously covered" under the Fund. Such employees and their dependents shall be eligible for all benefits from the date of hire.

         13.08 ELECTION OF CATEGORY OF COVERAGE AND RIGHT TO CHANGE. Employees shall elect a category of coverage no later than the first day of the calendar month following the completion of thirty (30) days employment. This election may be changed only as provided for in the Plan. Newly born children must be enrolled within thirty-one (31) days of birth.

         13.09 REQUIREMENTS. The Company shall transmit to the Fund with each contribution a contribution report on the form furnished by the Fund on which the Company shall report the names, status, hire and termination dates as applicable, as well as the total gross earnings of each eligible employee during the wage month.

                  The Company further agrees to supply to the Fund such further information as may from time to time be requested by it in connection with the benefits provided by said Fund to said employees and to permit audits of its books and records by the Fund for the sole purpose of determining compliance with the terms and conditions of this Agreement.

         13.10 HOLD HARMLESS. The Company agrees solely to make the contributions required by the terms of this Agreement. The Union and The United Steelworkers of America Health and Welfare Fund agree to hold harmless and indemnify the Company from any and all claims, grievances, lawsuits, actions at law or inequity relating to the Plan except a claim that the Company has not paid the contribution required by this Agreement.

                  The Company does not agree to be bound by, and expressly disavows any obligations imposed upon the Company by, the provisions of any Trust Agreement or other document pertaining to The United Steelworkers Of America Health and Welfare Fund to which the Company is not a signatory party.

         13.11 REINSTATEMENT OF COVERAGE. The Fund may, in its sole discretion, elect to reinstate coverage either retroactively or prospectively or both once the amounts owed to the Fund by the Company are paid in full. If coverage is reinstated prospectively, there shall, nevertheless, be no coverage for illnesses first manifested during the ten (10) day period following the date of reinstatement.

         13.12 PART TIME EMPLOYEES. For the purpose of Fund coverage, a part time employee is one who is hired to regularly work less than the number of hours established as the regular work week in this Agreement, which definition does not include regular full time employees who are hired to work a full work week but who might be working short hours because of lack of work, sickness, etc. Part time employees shall not receive Fund coverage nor shall the Company pay a contribution for such employees. Nothing in this clause shall be construed as an affirmation or negation of the Company's right to hire part time employees.

         13.13 AUDIT RIGHTS. The Company shall have the right to audit The United Steelworkers Of America Health and Welfare Fund periodically.

         13.14 AVAILABILITY OF BENEFITS. In consideration of the Company's aforesaid payment to said Fund as herein above provided, the Union warrants the Board of Trustees of The United Steelworkers Of America Health and Welfare Fund will, beginning on the date of receipt by the Fund of the Company's first said payment, and during such part of the life of this Agreement as the Company fully complies with the terms of such Agreement in all respects, extend and make available to Company's said employee the benefits for which employees are eligible under the above-designated benefit plan. No benefits will be paid or services furnished to any employee or employees for whom the Company has not paid the required contribution to the Fund except as, and only to the extent otherwise required by an applicable state disability benefit insurance law.

                                   ARTICLE XIV

                                  JURY SERVICE

                  Any employee duly called to perform his civic duty to serve on a jury panel shall be compensated by the Company for the difference between the daily jury pay and average hourly earnings as computed in Section 8.08 if an incentive worker or the hourly day work rate for the classification if a day worker of the employee based on an eight (8) hour work day. Any employee who is excused from serving shall not be required to report to his job to complete a partial shift. In the event the employee has been excused for a full day, he shall report to his job and continue working until told to report again for jury duty.

                                   ARTICLE XV

                                 BEREAVEMENT PAY

         15.01 DEFINITION. Bereavement pay will be granted up to a maximum of three (3) days for time lost due to death in the immediate family. Immediate family is defined as mother, mother-in-law, father, father-in-law, brother, half brother, sister, half sister, grandparents, grandchildren, spouse, or child. No pay shall be granted if an employee fails upon request to furnish the Company with reasonable proof of death and relationship.

         15.02 PAYMENT. The pay for such loss of time from work will be for eight (8) hours, straight time at the employee's previous quarter average hourly rate if an incentive employee and at the classification rate of pay if a day worker.

                                   ARTICLE XVI

                                 BULLETIN BOARDS

         16.01 BULLETIN BOARDS. The Union may put up bulletin boards at locations specified by the Company for the following non-controversial Union announcements:

              A.     Notice of Union recreational or social affairs;

              B. Notice of Union nominations or elections and results of such elections and nominations;

              C.     Notice of Union appointment;

              D.     Notice of Union meetings;

              E. Notices pertaining to The United Steelworkers Of America Health and Welfare and UIU Pension Programs.

         16.02 POSTING OF NOTICES. The Union agrees that all notices so posted as above stated shall be signed by the Secretary or other authorized officer of the Union and he alone shall have the power to post such notices on behalf of the Union and further agrees that notices are to remain on the bulletin board for a period of not more than two (2) weeks.

                  Before any notices are posted in accordance with the foregoing, a copy of such notice shall be delivered to the Company Operations Manager, or to the Human Resources Manager where there are such officials. Any of the aforementioned representatives of the Company may remove from the bulletin board any notice which does not conform to the requirements of this Article.

                                  ARTICLE XVII

                                 MILITARY CLAUSE

                  The Company agrees to comply with all applicable laws relating to re-employment rights of employees called or volunteer for military duty.

                                  ARTICLE XVIII

                              EMPLOYEE BIRTHDAY PAY

                  Each employee who meets the requirements for holiday eligibility will receive an additional eight (8) hours pay (computed as per Section 10.09) during the week in which his birthday occurs, even though he may be on vacation or absent due to illness or accident. Should the birthday fall on a Saturday, Sunday, or holiday, the employee will nevertheless receive the abovementioned eight (8) hours pay. In the event an employee desires to take a day off from work on his birthday in lieu of eight (8) hours pay, he may do so only if he gives five (5) working days prior notice to his supervisor. The above will be administered so as to permit an employee to select a day off in the event his birthday falls on a Saturday, Sunday, or holiday. Employees on layoff status will not be eligible for birthday pay if such birthday falls later than fifteen (15) calendar days following the layoff.

                  Employees who are eligible for birthday pay and elect to receive pay in lieu of a day off by January 1 will receive a $100 birthday check, exclusive of payroll deductions. If not elected by January 15, the appropriate clauses of the contract will apply.

                                   ARTICLE XIX

                          EQUAL EMPLOYMENT OPPORTUNITY

                  Simmons Company provides equal employment opportunity to qualified persons without regard to race, color, religion, national origin or ancestry, age, sex (including pregnancy and any illness arising out of and occurring during the course of pregnancy, childbirth, or related to medical condition), disability, or veteran status except where religion, sex, national origin, or age is a bona fide occupational qualification or where a bona fide seniority or merit system affects compensation, terms, conditions or privileges of employment. Our policy relates to all phases of employment, including recruitment, placement, promotion, training, demotion, transfer, layoff, recall and termination, rates of pay, employee benefits, and participation in all Simmons sponsored employee activities.

                  We are opposed to all forms of harassment including sexual, racial, ethnic, or religious harassment. Unwelcome sexual advances, requests for sexual favors, and other verbal or physical conduct of a sexual nature or verbal or physical conduct directed at a person's race, color, religion, sex, national origin, age, handicap, or veteran's status may constitute harassment. Claims of harassment which come to our attention may result in discipline up to and including discharge. At any time, if you believe that you have been harassed, you must report the harassment to your immediate Supervisor or your Human Resources Manager or your Operations Manager. A confidential investigation will be conducted.

                                   ARTICLE XX

                                     LEAVES

         20.01 SICK LEAVE. An employee, upon presentation of doctor's certificate may be granted sick leave upon good cause shown, and upon receiving such leave shall be replaced by a temporary employee. If sick leave extends for longer than thirty (30) days then Article 7.17 applies.

         20.02 INJURY IN COURSE OF EMPLOYMENT. Any employee injured in the course of employment shall be compensated at his/her average hourly rate for any time spent in treatment of the resulting injury at the First Aid Room. Should the injured employee work in a team operation, his remaining partner or partners will also be compensated at average rate or as provided hereinbefore in Section 8.09(F.), and for any resulting lost time.

                  In the event the COMPANY REQUIRES an injured employee to be treated during hours outside those which work is scheduled, such employee will be paid at a rate of $7.00 per hour or fraction thereof, with the understanding that $7.00 will be the minimum in the event that actual treatment is less than one (1) hour.

         20.03 EMPLOYEES ON LEAVES OF ABSENCE - SENIORITY RIGHTS. An employee while on an approved leave of absence shall be included in any personal changes, in line with their seniority, and shall have the same rights of job selection, as if they were working, provided the COMPANY has been supplied with an accurate address/phone number by which to contact the employee. While on such leave of absence, they shall be replaced by a temporary employee. A leave of absence may be granted for personal reasons for a period not to exceed thirty (30) days upon application of the employee to and approval by the COMPANY in writing. Such leave of absence shall not be renewed and seniority will accumulate during the leave.

                                   ARTICLE XXI

                                  MISCELLANEOUS

         21.01 FOUL WEATHER CLOTHING. The COMPANY will provide foul weather clothing for employees required to fight fires, flood and for use in inclement weather. Foul weather clothing shall be under the supervision of the foreman in charge of the department and shall be turned in at the end of each shift.

         21.02 NEW PIECE OF EQUIPMENT - DISPLACEMENT OF PERSONNEL. In the event that a new piece of equipment is introduced which results in displacement of personnel covered by this contract, those people that have been displaced by the new piece of equipment shall be given preference of the classification affected before the job is posted.

         21.03 SUPERVISOR'S WORKING. Since the primary function of a supervisor is that of managing a department he/she shall not perform operations that are not covered in paragraph 1.02 of Article I. However, this clause is not to be construed in such fashion that the supervisors cannot be used as instructors nor shall it be used to prohibit a supervisor from testing a piece of equipment in order to determine its fitness.

         21.04 Leaves of Absence up to three (3) months will be granted to employees who join the Local City Police or Fire Department to protect them during their probationary period. It is understood that such employees are protected only against severance of seniority with no claim on any particular job classification.

         21.05 PREMIUM PAYMENT - SUCCESSFUL BIDDERS NOT ASSIGNED TO NEW JOBS. It is understood that when an individual shall have successfully bid for a job, and shall not be assigned to the new classification within a period three (3) weeks, the failure to make such an assignment by the end of the third week shall result in a special bonus payment of an additional fifteen (15) cents per hour beginning with the fourth week provided he/she still maintains his previous piecework pace (if a pieceworker) or his/her normal satisfactory job performance (if a dayworker), and continues until he is transferred.

                  In addition, it is understood that when an individual shall have successfully bid for a job, the individual shall be assigned to the new classification within a period of forty-five (45) days, the failure to make such an assignment by the end of forty-five (45) days shall result in the employee being paid the rate of the new job or his/her average rate, whichever is higher.

         21.06 PAY SHORTAGES. Employee who establishes a shortage in pay shall receive a special check provided the amount is in excess of fifty dollars ($50.00) within twenty-four (24) hours after such shortage has been established. A statement of the reason for payment will accompany the check.

                  When an employee requests a listing of the codes and the values thereof for his/her operation from his/her supervisor, the COMPANY will see that the employee is provided such listing.

         21.07 ROTATION OF EMPLOYEES - OVERTIME AND DEPARTMENT SHUTDOWN. Whenever practicable, qualified employees in a classification shall be rotated for the purpose of:

                  A.       Overtime

                  B.       Department Shutdown

except during inventory. It is intended by the parties that the rotation schedules for A and B shall be separate and distinct.

         21.08 Where it has been established that an employee's glasses were broken on COMPANY property during the course of employment, the employee shall be reimbursed for the replacement. Misrepresentation as to breakage in the course of employment shall subject offenders to immediate discharge.

                                  ARTICLE XXII

                                  MODIFIED DUTY
                             WORK HARDENING PROGRAM

                  As permitted by law, an employee who suffers a work related injury and for all such cases receives an appropriate release from the treating Company physician, and if necessary, corroborated by designated personal physician will be used in this "modified duty/work hardening" job until such time as they are once again able to physically perform their regular job. During the first two (2) weeks of modified duty/work hardening the employee will receive his/her average rate. Every two (2) weeks thereafter, the employee's pay will be reduced by 10%. At no point will employee's earnings be less than base rate. Provided that the injury is of a temporary nature and the employee returns to his/her regular job after a "reasonable and customary recuperation period" as corroborated by Company and personal physician, the COMPANY will reimburse the employee for the difference in pay between their regular rate of pay and the modified duty/work hardening rate reductions. NOTE: Visit to personal physician is at employee's own expense.

                                  ARTICLE XXIII

                                  SAVING CLAUSE

         23.01 SEPARABILITY. If any provision of this Agreement is invalid or illegal in any state, then such provision shall be considered to be deleted in its entirety or to be inoperative in said state in which it is illegal or invalid and the remaining provisions of this Agreement will continue in full force and effect.

         23.02 FEDERAL AND STATE LAWS. The parties recognize the need to maintain compliance with all federal statutes and regulations and nothing in this Agreement shall be construed to prevent the Company from taking actions necessary to comply with federal law. Further, to the extent any provision of this Agreement conflicts with a federal statute or regulation, the federal law shall govern.

                                  ARTICLE XXIV

                          SEVERANCE AND PLANT CLOSINGS

                  In the event the Company decides to close this facility presently organized by the United Steelworkers of America, sixty (60) day notice of such event will be given to the District Director of the United Steelworkers of America. Those employees affected by the plant closing shall continue to be covered under their existing USWA Health and Welfare Fund benefits as outlined in Article XV of the Collective Bargaining Agreement for an additional four (4) months, and the Company shall be responsible for the payment of the contributions for the four (4) month period of coverage.

                                   ARTICLE XXV

                      DURATION AND TERMINATION OF AGREEMENT

         25.01 EFFECTIVE DATES. This AGREEMENT shall be in full force and effect from October 16, 2001 until October 15, 2005.

         25.02 ENTIRE AGREEMENT. The parties agree that there shall be no reopening of this AGREEMENT unless expressly provided in this Agreement and that this AGREEMENT constitutes the entire AGREEMENT between the parties on the subjects of bargaining and at no time during the life of this AGREEMENT shall either party have any obligation to negotiate or bargain with the other party with respect to any points not covered by this AGREEMENT and as to matters covered by this AGREEMENT only in the manner and to the extent herein provided.

         25.03 MODIFICATION OR TERMINATION. This AGREEMENT, when signed by the officers of the COMPANY and the UNION, shall become effective as described above for a period of four (4) years and shall continue to remain in full force and effect from year to year thereafter, unless written notices is given by either party hereto to the other on or before sixty (60) days prior to the annual expiration date, requesting that the AGREEMENT be modified or terminated. In the event of such notification, the parties hereto shall immediately confer and negotiate with reference to a new or modified AGREEMENT. Negotiations for a new contract shall commence not later than thirty (30) days from the date of the written notice herein mentioned.

                                  ARTICLE XXVI

                               CONTRACT RE-OPENER

                  The Company will introduce a new incentive pay plan during the term of this agreement. The Plan is called "Pay Plus". Certain features of the Plan remain undetermined as of October 15, 1997. Therefore, the parties agree that during the term of this agreement there will be a limited re-opener regarding aspects of the Plan. The Company will notify the Union not less than forty-five (45) days prior to the implementation date of the Pay Plus Plan at the Piscataway facility. During this forty-five (45) days period, the Company and Union will meet to discuss such Pay Plus matters as (but not limited to) base rates, rates paid to successful bidders and employees affected by layoffs, average rate computations, borrowed man rates, movement within pay ranges, starting rates, wage ranges, pay rates for non work time such as vacations, holidays, jury duty and bereavement, grieving new standards and revisions to
Article IX Standard Allowed Hour. The forty-five (45) day period may be extended by mutual agreement.

                  Notwithstanding Article V, if agreement is not reached regarding the matters to be discussed during the forty-five (45) days or extension thereof, the parties are free to exercise their rights to engage in activity in support of their respective positions. In the case of the Union this shall include, but not be limited to, a strike or other legal means in support of its position. In the case of the Company this shall include, but not be limited to, implementation of the Plan, a lockout, and/or in the case of a strike, the hiring of replacements. The right to strike shall not give rise to a sympathy strike in support of employees at other Simmons plants where the Pay Plus Plan is implemented or in the process of being implemented. Further, the Union agrees to provide a ten (10) day written notice prior to the commencement of a strike; and the Company agrees to provide a ten (10) day written notice prior to the commencement of a lockout.

                  The parties agree that a Pay Plus Plan was implemented under
Article XXVI of the Labor Agreement with the term on October 16, 1997 until October 15, 2001. The parties further recognize that a new but yet unnamed Pay Plan is being designed and will not be completed prior to conclusion of negotiations or the expiration of the current agreement. Therefore, the parties will continue to abide by the provisions of Article XXVI Contract Re-Opener and Appendix IV, Piscataway Pay Plus Bonus Plan, language during the term of the new or successor agreement and when a new Pay Plan is introduced the parties will abide by the terms and conditions of Article XXVI in the same manner as they did when the Pay Plus Plan was introduced.

                  Finally, nothing in this re-opener provision should be construed as limiting the Company's rights under Article IX.

         IN WITNESS WHEREOF, the parties hereunto set their hands and seals as
hereinbefore stated, this   day of   , 2001.

THE UNITED STEELWORKERS OF                  SIMMONS COMPANY

AMERICA, AFL-CIO, CLC
ON BEHALF OF ITS LOCAL UNION #420

-----------------------------------------   -----------------------------------
Leo W. Gerard                               Dan Murphy
International President                     Constangy, Brooks & Smith

----------------------------------------    -----------------------------------
James English                               Andy Cuppia
Secretary/Treasurer                         VP of Operations, Eastern Division

----------------------------------------    -----------------------------------
Richard H. Davis, International             Bob O'Donnell
Vice-President Administration               Operations Manager

----------------------------------------    -----------------------------------
Leon Lynch, International                   Alexandra Conte
Vice-President, Human Affairs               Human Resources Manager

----------------------------------------
Willoughby Sharp, Staff Representative

----------------------------------------
Louis J. Thomas, District 4 Director

----------------------------------------
Dave Caldwell

Chairman of USWA Negotiating Committee

----------------------------------------
Committee

----------------------------------------
Committee

----------------------------------------
Committee

                           PISCATAWAY PLANT SUPPLEMENT
                                   APPENDIX I

HIRING RATE       -        $8.65

                                    EFFECTIVE
                                    10/16/01
                                      $8.65

                                          10/16/01          10/16/02          10/16/03          10/16/04
ITEM              JOB TITLE               END RATE          END RATE          END RATE          END RATE

01                Border Machine            $12.40            $12.70            $13.00           $13.30
8                 Control Room-Matts &B/S   $11.13            $11.48            $11.83           $12.18
11                Cutting Type #2           $12.35            $14.00            $15.65           $17.30
22                Inspector (1st Class)     $11.24            $11.59            $11.94           $12.29
51                Special                   $10.77            $11.12            $11.47           $11.82
62                Storeroom (1st Class)     $11.30            $11.65            $12.00           $12.35
81                General Labor             $11.18            $11.53            $11.88           $12.23
83                Inventory Rate            $10.96            $11.31            $11.66           $12.01
89                Repair                    $11.13            $11.48            $11.83           $12.18
95                Material Handlers         $10.96            $11.31            $11.66           $12.01
101               Truck Loaders             $14.35            $14.95            $15.55           $16.65
                  Conveyor                  $14.10            $14.45            $14.80           $15.15
799               Plastic Wrap Operator     $12.35            $12.70            $13.05           $13.40
***               Sr. 2nd Class Cutter      $12.29            $12.64            $12.99           $13.34
***               Sr. Control Room          $15.16            $15.51            $15.86           $16.21
***               Material Control Analyst  $12.40            $12.75            $13.10           $13.45
****              Specialty Services Team
                    Closer                  $15.55            $15.90            $16.25           $16.60
                    Hog Ring                $15.55            $15.90            $16.25           $16.60
                    Sewing Machine          $14.55            $14.90            $15.25           $15.60
         * To be marked "Special" and not included in average rate.

         *** The noted (***) classifications will be eliminated via attrition (bid off, retirement, quit, etc.) and the individuals currently holding the above classifications will not be replaced in those specific classifications. This will serve to eliminate memorandums of agreement which created the above "red circle" rates.

Effective October 16, 2001, in addition to the general increases, there will be an adjustment of one-dollar, thirty ($1.30) cents per hour for the Cutting Type 2 and an adjustment of twenty-five ($.25) cents per hour for the Truck Loaders.

                           PISCATAWAY PLANT SUPPLEMENT

                                   APPENDIX II

HIRING RATE       -        $8.65

                                    EFFECTIVE
                                    10/16/01
                                      $8.65

         Progression Rate: An additional ten cents (10(cent)) per week the second week of employment and five cents (5(cent)) per week thereafter to be added to the hiring rate listed above until end-training rate is reached as indicated.

                                            END

                                                     TRAINING RATES                     BASIC RATES
JOB CLASS                                            EFFECTIVE 10/16/01                 EFFECTIVE 10/16/01
---------                                            ------------------                 ------------------
02       Bechik                                      $ 9.86                             $10.94
12       Finish Box Spring                           $ 9.86                             $11.04
09       Hog Ring Open Coil                          $ 9.81                             $10.32
24       Hog Ring Beautyrest                         $ 9.81                             $10.32
25       Hog Ring (any type)                         $ 9.81                             $10.32
08       Close Mattress (any type)                   $ 9.96                             $12.50
15       Box Spring Frame and Route                  $ 9.86                             $10.70
07       Run Quilt Machine                           $10.25                             $10.85
03       Sew Labels                                  $ 9.81                             $10.37
06       Overcast                                    $ 9.81                             $10.37
04       Sew Boxspring Panels to Border              $ 9.81                             $10.37
17       Ultrasonsic Operator                        $ 9.56                             $10.93
16       B/R Assembly Machine                        $ 9.51                             $11.33
26       Box Spring Top-Off                          $ 9.86                             $11.05

                  Above End Training Rates and Base Rates will be increased by thirty (30(cent)) cents per hour on each of the following dates: 10/16/02; 10/16/03; and 10/16/04.

                                   PISCATAWAY

                                  APPENDIX III

                      ARBITRATORS FOR EXPEDITED ARBITRATION

SIX (6) ARBITRATORS WILLING TO ABIDE BY THE TERMS OF THE EXPEDITED ARBITRATION PROVISION OF THIS AGREEMENT WILL BE SELECTED BY THE PARTIES. EACH PARTY WILL SELECT THREE (3). OF THE THREE (3), ONE (1) MUST BE A QUALIFIED TIME-STUDY ENGINEER.

                                   APPENDIX IV
                                   PISCATAWAY
                          PAY PLUS BONUS PLAN LANGUAGE

1.  TITLE:  ESTABLISHMENT OF BASE RATES FOR MOVEMENT BETWEEN JOB
       CLASSIFICATIONS: (Addendum to Article VIII - Wages)

       For all employees covered by this contract any movement between classifications (i.e. bumping, bidding, RFC, etc.) shall be governed by the rules below:

       A. An existing employee who changes his/her classification that involves a DROP* from one pay range to another would retain his/her current base rate or the midpoint of the new range, whichever is lower. (Revision #1).

       B. An existing employee who changes his/her classification that involves MOVING UP* from one pay range to another would receive $.50 increase to their current base rate or the midpoint of the next range, whichever is higher. (Revision #1).

       C. An existing employee who moves from class to class within a pay range would remain at their current base rate.

DEFINITIONS:

CLASSIFICATION - defined by the current job titles as defined in the Piscataway contract in Appendix I & II.

RANGE - the newly established payroll groupings defined in the P.P.B. proposal as 1D, 2D, 3I, 4T.

DROP - means moving from Range 1D to 2D, 1D to 3I, and 2D to 3I.

MOVING UP - means moving from 2D to 1D, 3I to 1D, and 3I to 2D.

2.  TITLE:  PAY FOR ADDITIONAL SKILLS - MULTI SKILLED EMPLOYEE
         (Addendum to Article VIII - Wages)

Any one employee can have up to a maximum of three (3) additional skills. Each additional skill will receive a $.25 premium applied to their current base rate and shall remain a permanent part of their base rate as long as the employee is deemed a "Multi Skilled Employee". The Company will allow the maximum of 13 individuals that may be eligible for this additional benefit.

A bid shall be posted for a "Multi Skilled Employee" for a particular job. Bidding procedures will be followed as defined in the Piscataway contract.

All bidders shall be required to establish competency and the final selection of successful bidder(s) will be based upon seniority. Competency will be determined by the Company and may require the employee to physically perform the job in question for a period of time not to exceed two (2) weeks.

3.  TITLE:  NEWLY HIRED EMPLOYEES AND ESTABLISHMENT OF JOB RATES

         (Addendum to Article VIII - Wages,; note Article VII Section 7.24 needs to be modified to omit reference to training rate and his/her incentive earnings).

All new hires will be paid at the 4T rate and be eligible for the plant bonus immediately. An additional $.15 per week will be added to their base rate beginning the second week of employment and each week thereafter until that employee has reached the lowest rate of the pay range for that job classification.

4. TITLE: BASE RATE CHANGES FOR NEWLY HIRED OR TRANSFERRED EMPLOYEES (Addendum to Article VIII - Wages)

During the first year all newly hired or transferred employees may petition the Company for a base rate evaluation. A request should be submitted to the Company by the Union for a performance evaluation that will involve a review of that individuals performance based upon the individual skills defined in the P.P.B. (Quality, Productivity, Teamwork, etc.). This reevaluation may involve a merit increase, but will never reduce the current base rate.

Requests for reevaluation may be made no more than twice during the first year with no less than three (3) months between requests.

GRIEVING CHANGES IN STANDARD:

If there is a change in any standard, the Company will provide the Union with the methods description at the time the change is made effective. The Union has thirty (30) days to grieve the new standard and if not grieved within 30 days, the Union will lose the right to grieve and/or arbitrate the new standard.

CHANGES TO EXISTING CONTRACT:

[Refer to Pay Plus Bonus Addendum] The following clauses will be removed from the contract as long as the Pay Plus compensation program is in effect. If the Company and the Union agree to reestablish a piecework system the clauses will be put back in the contract as they are stated in the contract dated October 15, 1997:

                                    Article 3.07 - 2nd &3rd paragraphs
                                    Article 8.07 - all
                                    Article 8.09 - all
                                    Article 8.13 - all
                                    Article IX

PAY PLUS PRODUCTIVITY IMPROVEMENT COMMITTEE

The Union and Company agree to form a committee consisting of 5 Union and 5 Company representatives, those members selected by the Union and Company respectively at their discretion. This committee will meet as needed not to be less than once per month. The purpose of this committee is to present and discuss issues concerning communication, problem resolution, opportunities for improvement, and the like. This committee will be a standing committee.

                      MEMORANDUM OF UNDERSTANDING REGARDING
             THE SUBSTITUTION OF THE SIMMONS MANUFACTURING CO., LLC, FOR SIMMONS COMPANY IN COLLECTIVE BARGAINING AGREEMENT

         WHEREAS, the United Steelworkers of America, AFL-CIO, CLC, and its Local Union No. 420, and Simmons Company have entered into a collectively bargained Labor Agreement commencing October 15, 2001 through October 15, 2005, for certain employees at its plant located at Piscataway, New Jersey;

         WHEREAS, effective December 31, 2001, the Simmons Company employees represented by Local No. 420 will, for corporate tax purposes, become employees of The Simmons Manufacturing Co., LLC, and;

         WHEREAS, because said represented employees will, on December 31, 2001, become employees of The Simmons Manufacturing Co., LLC, The Simmons Manufacturing Co., LLC shall be substituted for Simmons Company in said Labor Agreement, and shall therefore, be bound by the terms and conditions of said Labor Agreement.

         NOW THEREFORE BE IT RESOLVED; that effective December 31, 2001, The Simmons Manufacturing Co., LLC shall be substituted for Simmons Company in the Labor Agreement, and The Simmons Manufacturing Co., LLC shall recognize and assume the legal obligations of the Labor Agreement, and;

         FURTHER RESOLVED; that effective December 31, 2001, on behalf of Simmons Company, The Simmons Manufacturing Co., LLC, and the United Steelworkers of America, AFL-CIO, CLC, and its Local Union No. 420, the undersigned acknowledge their agreement as to the binding nature of their collectively bargained Labor Agreement on The Simmons Manufacturing Co., LLC.


------------------------------------------------
Daniel P. Murphy
Counsel for Simmons Company and The Simmons Manufacturing Co., LLC

Dated this _____ day of February 2001.


------------------------------------------------
David Caldwell
The United Steelworkers of America, AFL-CIO, CLC, and its Local Union No. 420

Dated this _____ day of February 2001.


                                      -1-